REINSURANCE AGREEMENT

BETWEEN

PACIFIC LIFE INSURANCE COMPANY

A Nebraska Domiciliary with Executive Offices in Newport Beach, CA referred to as the “Ceding Company”

AND

UNION HAMILTON REINSURANCE, LTD.

Hamilton, Bermuda

referred to as the “Reinsurer”

Effective [XXX]

REINSURANCE AGREEMENT

This Agreement is made and entered into by and between Pacific Life Insurance Company (hereinafter referred to as the “Ceding Company”) and Union Hamilton Reinsurance, Ltd. (hereinafter referred to as the “Reinsurer”).

The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and performance of the obligations of each party under this Agreement will be rendered solely to the other party. In no instance will anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement, and the Ceding Company will be and remains the only party hereunder that is liable to any annuitant, contract owner or beneficiary under any rider reinsured hereunder.

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ARTICLE I

GENERAL PROVISIONS

1.

Risks Reinsured. The Reinsurer agrees to indemnify the Ceding Company for, and the Ceding Company agrees to automatically cede to and reinsure with the Reinsurer, according to the terms and conditions hereof, the portion of the risks under the annuity riders described in Schedule A attached hereto.

2.	Coverages and Exclusions.

(a)

Only the Guaranteed Withdrawal Benefit Riders for Single Life and for Joint Life (collectively referred to as “Riders”) and state variations thereof, issued for use with certain variable annuity contracts (“Base Annuity(ies)”) as described in Schedule A, are reinsured under this Agreement. The term Base Annuities includes the base annuity contract and any riders and endorsements other than the Riders.

(b)

Only the guaranteed lifetime income payment benefits as set forth in Article III, Paragraph 1, are reinsured under this Agreement. Any other benefits and payments provided under the Riders and Base Annuities are excluded from coverage under this Agreement.

(c)	Only Riders sold by the Ceding Company in the United States to United States residents are reinsured under this Agreement.

3.	Plan of Reinsurance. This indemnity reinsurance will be on a coinsurance basis.

4.	Program Changes.

(a)

The Ceding Company will provide the Reinsurer with written notice of any proposed change after the Effective Date which affects the Riders’ benefits reinsured hereunder (“Proposed Program Changes”). Proposed Program Changes shall be divided into two categories:

(A)	a Proposed Program Change which is not a Material Change requires only notification to, but not approval from, the Reinsurer as set forth in Paragraph (b) below; and

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(B)

a Proposed Program Change which is a Material Change requires approval from the Reinsurer as set forth in Paragraph (c) below. For purposes of this Paragraph 4, Material Change shall mean any change which is projected to result in (i) a greater than [XXX]%, but no less than $[XXX], change in the Coinsurance Reserve or (ii) a greater than [XXX]%, but no less than 5 basis points, change in the risk neutral present value of future living benefit claims expressed as a percentage of living benefit base. The parties shall act reasonably and expeditiously to resolve any dispute over whether or not a Proposed Program Change is a material change.

In order to determine whether or not a Proposed Program Change is a Material Change, the Ceding Company shall provide for any Proposed Program Change which could reasonably be expected to affect the Reinsurer’s liability or profitability, the written report in the form set forth in Schedule D, attached hereto, to the Reinsurer at the time written notification of such Proposed Program Change is provided to the Reinsurer under Paragraphs (b) and (c) below. Proposed Program Changes requiring such written reports shall include, but are not limited to, changes in: (i) the terms of the (x) Base Annuities from those set forth in the product forms as shown on Schedule A and as set forth in the May 1, 2014 prospectuses for such products and (y) the Riders from those set forth in the product forms as shown on Schedule A and as provided to the Reinsurer as part of the Ceding Company data in Schedule C; (ii) the fees and charges for the Base Annuities and Riders from those set forth in the May 1, 2014 prospectuses for the products shown on Schedule A, as supplemented up to the Effective Date; (iii) the allowable investment options available to the contract owners under the Riders (“Allowable Investment Options”) from those set forth in the May 1, 2014 prospectuses for the products shown on Schedule A, as supplemented up to the Effective Date; (iv) the contract owner allocation requirements and/or the rebalancing requirements among the Allowable Investment Options from those set forth in the May 1, 2014 prospectuses for the products shown on Schedule A, as supplemented up to the Effective Date; and (v) the Investment Objectives, Investment Strategies, volatility targets, volatility target ranges, if any, or other investment limitations for any of the Allowable Investment Options from those set forth in the May 1, 2014 prospectuses for the Allowable Investment Options, as supplemented up to the Effective Date.

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For any Allowable Investment Options added after the Effective Date, the references in this Paragraph (a) and Paragraph (b) below to the prospectuses for such added Allowable Investment Options shall mean the prospectuses which are effective for the date such Allowable Investment Options first become available to the Rider owners as supplemented up to such date.

(b)

Proposed Program Changes Requiring Notification Only. The Ceding Company will provide the Reinsurer with written notice of any Proposed Program Change which is not a Material Change at least 45 days prior to such Proposed Program Change taking effect. The following Proposed Program Changes shall not be considered Material Changes and shall require notification only under this Paragraph (b): (i) changes made to Rider fee charges in accordance with the parameters set forth in the May 1, 2014 prospectuses, for the products shown on Schedule A, as supplemented up to the Effective Date and which are made in the normal course of business; (ii) changes in the investment objectives, investment strategies, or fund managers of the sub-funds underlying the fund-of-funds Allowable Investment Options, including the addition of new underlying funds that are within the risk characteristics of the existing fund-of-funds, from those set forth in the May 1, 2014 prospectuses for the fund-of-funds Allowable Investment Options as supplemented up to the Effective Date; or (iii) changes in the Allowable Investment Options’ fees or charges from those set forth in the May 1, 2014 prospectuses for the Allowable Investment Options as supplemented up to the Effective Date.

(c)

Proposed Program Changes which are Material Changes shall become effective no earlier than sixty (60) days after the Ceding Company provides the Reinsurer with written notification of the Program Change unless within forty-five (45) days of receiving such notification, the Reinsurer has notified the Ceding Company in writing that it rejects the Proposed Program Change. Any such written notice shall set forth specifically the reason(s) why the Reinsurer is rejecting the Proposed Program Change. The Reinsurer must act reasonably and in good faith in making its decision to reject any Proposed Program Change.

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(d)

If the Reinsurer does not reject the Proposed Program Change which is a Material Change, the Reinsurer shall (i) assume the share of any increase in the Ceding Company’s liability resulting from the change, and (ii) receive credit for the share of any decrease in the Ceding Company’s liability resulting from the change.

(e)

If the Reinsurer rejects a Proposed Program Change which is a Material Change, the Ceding Company may either: (i) elect not to implement the Proposed Program Change; (ii) administer the reinsurance under this Agreement as if no such change had occurred, i.e., the Reinsurer’s liability under this Agreement will be determined as if no such change occurred; (iii) apply the Proposed Program Change only to Riders not yet issued and terminate this Agreement for such newly issued Riders; or (iv) upon at least seven (7) days prior written notice to the Reinsurer, recapture the Riders affected by the Proposed Program Change, provided that such recapture occurs within thirty (30) days of the implementation of the Proposed Program Change with an effective date as of the effective date of the change. In the event of a recapture under this Paragraph (e), the Ceding Company shall pay the Reinsurer the Recapture Fee [***Under review by PL] as set forth in Article VII, Paragraph 6 for the portion of the Riders recaptured and the Coinsurance Reserve at the time of recapture for the portion of the Riders recaptured will be due to the Ceding Company.

Riders on claims status (those Riders for which Claims are being paid under Article III of this Agreement) are excluded from a partial recapture as a result of a Reinsurer’s rejection of a Proposed Program Change, but will be recaptured in the case of a termination of this Agreement.

(f)

At the Reinsurer’s request, if a fund is deviating significantly from its investment objectives, investment strategies, volatility targets or other investment limitations as outlined in the prospectus, the Ceding Company agrees to use good faith commercially reasonable efforts to cause the fund manager to adhere to such investment objectives, investment strategies, volatility targets or limitations.

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5.

Damages. The Reinsurer shall not indemnify the Ceding Company for, and will not be liable for, any damages, fines, or other form of extra-contractual obligations awarded against the Ceding Company resulting from any act, omission, or course of conduct on the part of the Ceding Company or its directors, officers, employees and agents, including, but not limited to, any fraud, oppression, bad faith, regulatory non-compliance, improper sales practices, improper disclosure, unfair trade or other practices, strict liability, or negligent, reckless or intentional wrongs. The following types of damages are examples of damages that would be excluded from this Agreement for the conduct described above, including but not limited to: actual damages, damages for emotional distress, punitive or exemplary damages and attorney fees and expenses incurred in the defense of any such claims.

6.	Annuity Administration. The Ceding Company will administer the Base Annuities and the Riders and will perform all accounting for such Base Annuities and Riders.

7.

Inspection. With reasonable written notice to the other party, the Reinsurer or the Ceding Company may inspect, at the inspecting party’s own expense, during normal business hours, at the principal office of the party to be inspected, the original papers and any and all other books or documents (whether maintained in physical or electronic format) relating to or affecting reinsurance under this Agreement. The parties shall cooperate with each other to facilitate any such inspection, including obtaining and/or making available records and information held by one party and, upon request of the other, shall make available to the requesting party such officers, employees and third party administrators as the requesting party may reasonably request to provide information concerning the reinsurance under this Agreement. The parties shall provide a reasonable workspace during the inspection. The Ceding Company and the Reinsurer shall work together to reduce the costs of inspections to the fullest extent practicable by making documents and other data available electronically and taking such other steps as may be required to enable the conduct of “desk audits.” The Reinsurer or the Ceding Company will not use any information obtained through any inspection pursuant to this Paragraph for any purpose not relating to the reinsurance hereunder.

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8.

Taxes and Assessments. The Reinsurer will not reimburse the Ceding Company for any state guarantee fund assessments or other taxes or assessments paid by the Ceding Company in connection with the Riders. Premium taxes, where applicable, will be deducted from the contract owners’ Contract Value for Claims payable due to annuitization at contract maturity.

9.

Election to Determine Specified Annuity Acquisition Expenses. The Ceding Company and the Reinsurer agree to the election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended (such election, the “DAC Tax Election”), whereby:

(a)

The party with the net positive consideration for this Agreement for each taxable year will capitalize specified contract acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code;

(b)

The parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service. The Ceding Company will submit a schedule to the Reinsurer by May 1st of each year presenting its calculation of the net consideration for the preceding taxable year. (The term “net consideration” means “net consideration” as defined in Regulation Section 1.848-2(f).) The Reinsurer may contest the calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) calendar days of receipt of the Ceding Company’s schedule. If the Reinsurer does not so notify the Ceding Company within the required timeframe, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer’s tax return for the previous calendar year. Any differences will be resolved between the parties so that consistent amounts are reported on the respective tax returns for the preceding taxable year; and,

(c)	This DAC Tax Election will be effective for the first taxable year in which this Agreement is effective and for all years for which this Agreement remains in effect.

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The Ceding Company and the Reinsurer will each attach a schedule to their respective federal income tax returns filed for the first taxable year for which this DAC Tax Election is effective. Such schedule will identify the Agreement as a reinsurance agreement for which the DAC Tax Election under Regulation Section 1.848-2(g)(8) has been made.

10.	Condition. The reinsurance hereunder is subject to the same limitations and conditions specified in the Riders issued by the Ceding Company except as otherwise provided in this Agreement.

11.

Errors and Oversights. An unintentional oversight or clerical error (“Error”) in the administration of this Agreement by either party will not constitute a breach of this Agreement. Upon discovery, the Error will be promptly corrected so that both parties are restored to the position they would have occupied had the Error not occurred. If it is not possible to restore each party to the position it would have occupied but for the failure to comply, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement. In the event a payment is corrected, the party receiving the payment may charge interest calculated according to the terms specified in Article VI, Paragraph 6. The provisions of this Paragraph 11 shall not relieve either party of its obligation to perform within the time period specified for such obligations in this Agreement.

If the Ceding Company has failed to cede reinsurance as provided under this Agreement, the Reinsurer may require the Ceding Company to audit its records for similar errors and take reasonable actions necessary to correct errors and avoid similar errors.

12.

Adjustments. If the Ceding Company’s liability under any of the Riders is changed because of a misstatement of age, sex or any other material fact, the Reinsurer will (a) assume that portion of any increase in the Ceding Company’s liability, resulting from the change, which corresponds to the quota share of the Riders; and (b) receive credit for that portion of any decrease in the Ceding Company’s liability, resulting from the change, which corresponds to the quota share of the Riders reinsured hereunder.

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13.

Remedies and Waiver. All remedies of any party are cumulative. Failure of either the Ceding Company or the Reinsurer to exercise any right, privilege, power or remedy at law, equity or in existence by virtue of this Agreement or to otherwise insist upon strict compliance with any of the terms, provisions and conditions of this Agreement, or the obligations of the other party, will not constitute a waiver of such right, privilege, power, remedy, term, provision, condition, or obligation. Moreover, the failure of either party to enforce any part of this Agreement shall not be deemed to be an act of ratification or consent. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision of this Agreement.

14.

Assignment/Change of Control. Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld. This provision does not limit the Reinsurer’s right to further reinsure the Riders, however, the Reinsurer will provide the Ceding Company with 30 days prior notice of its intent to further reinsure the Riders.

If the Reinsurer undergoes a change of Control or sells all of its assets, or is merged or re-organized in circumstances where it is not the surviving entity (a “Change of Control Event”), the Ceding Company may terminate this Agreement and recapture the business reinsured upon notice to the Reinsurer and in accordance with Article VII, Paragraph 4(f). “Control” as applied to a person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs of that person or entity, whether through ownership of voting securities, an interest in authorized capital, by contract or otherwise. Change of Control does not include changes where the Reinsurer remains within the [XXX] group.

15.

Choice of Law. This Agreement will be governed by the laws of the State of Nebraska, without giving effect to the choice of law provisions. Notwithstanding the preceding, this Paragraph 15 shall not be interpreted to permit the parties to avoid their obligations to arbitrate their disputes pursuant to Article X of this Agreement.

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16.

Amendments. This Agreement may be amended only by written agreement of the parties. Any change or modification to this Agreement shall be null and void unless made by amendment to this Agreement and signed by both parties.

17.

Current Practices. The Ceding Company will not materially change or alter its annuity contract issuance criteria or practices, annuity contract administration or other administrative practices in effect on the Effective Date with respect to the Riders without the prior written consent of the Reinsurer. For purposes of this Paragraph 17, a material change or alteration is a change or alteration which would reasonably be expected to affect the liability or profitability of the Reinsurer under this Agreement (“Material Change”). If the Reinsurer does not consent to a Material Change, the Reinsurer’s rights, remedies and obligations hereunder shall be determined as if no such change occurred. Such consent shall not be unreasonably withheld.

18.

Entire Agreement. The terms expressed herein and the Reserve Credit Trust Agreement constitute the entire agreement between the parties with respect to the Riders reinsured hereunder. There are no understandings between the parties with respect to the business reinsured other than as expressed in this Agreement.

19.

Confidentiality and Data Security. The Ceding Company and the Reinsurer agree that Customer and Proprietary Information (as defined herein) will be treated as confidential. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former contract owners, annuitants, applicants, and beneficiaries of Base Annuities and Riders issued by the Ceding Company. Proprietary Information includes, but is not limited to, business plans and trade secrets, mortality and lapse studies, underwriting manuals and guidelines, reinsurance fees and expenses, applications and contract forms, and the specific terms and conditions of this Agreement.

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Customer and Proprietary Information will not include information that:

(a)	is or becomes available to the general public through no fault of the party receiving the Customer or Proprietary Information (the “Recipient”); or

(b)	is independently developed by the Recipient without violating any obligations under this Agreement and without the use of any Customer or Proprietary Information; or

(c)	is acquired by the Recipient from a third party not covered by a confidentiality agreement.

The parties will not disclose Customer Information and Proprietary Information to any other parties unless agreed to in writing, except as necessary for retrocession purposes, as requested by external auditors, as required by court order, or as required or allowed by law or regulation so long as the Reinsurer provides the Ceding Company with advance notice of such disclosure. The Ceding Company shall not provide the Reinsurer with personally identifiable Customer Information unless requested by the Reinsurer.

The Reinsurer also agrees to protect the confidentiality of Customer Information by:

•	Holding all Customer Information transmitted to them by or on behalf of the Ceding Company in strict confidence;

•	Maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Customer Information;

•	Using Customer Information only in the ordinary course of business to carry out the Reinsurer’s obligations under this Agreement; and

•	Disclosing Customer Information to third parties only as necessary to perform services under the Agreement, for purposes of retrocession, or as may be required or permitted by law.

Both the Ceding Company and the Reinsurer agree that they will (a) immediately notify the other party if they become aware of any unauthorized access to or collection, use, or disclosure of Customer Information or Proprietary Information in their possession or in the possession of a third party to whom such party provided access (“Data Breach”); (b) cooperate in any investigation or actions to mitigate damages the other party determines is reasonably necessary as a result of such Data Breach; (c) reimburse the other party for all reasonable costs incurred by such party in any internal investigation of such Data Breach; and

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(d) be liable for any damages, expenses, and liabilities incurred by such party arising from claims or actions by third parties resulting from such Data Breach. The parties hereto further agree to comply with all applicable federal, state and local laws pertaining to breach of data security.

Each party has the right to verify the other party’s compliance with this Article by audit or inspection.

The Ceding Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.

Each party agrees that it will not, directly or indirectly, disclose or release in any manner (including through press release or public announcement) any information to the “Media” relating to the transaction covered by this Reinsurance Agreement. For purposes of this provision, “Media” includes, without limitation, any news organization, publication, show, website, web blog, bulletin board, social media outlet or program whether published through print, radio, television, internet or otherwise. Furthermore, the Ceding Company agrees that whenever it provides information regarding the transaction covered by this Reinsurance Agreement to a third party, it may use the proper name of the Reinsurer in such information but shall not include any reference to [XXX], [XXX] or any derivation of the name [XXX]; provided, however, that such references to [XXX] can be made whether oral or written (i) to regulators and rating agencies; (ii) with the consent of the Reinsurer; or (iii) where such reference is required or requested by law, regulatory action or regulation, in which event (solely with respect to this clause (iii) prior written notice will be given to the Reinsurer to the extent feasible and the Parties will reasonably cooperate with respect to the wording of such disclosure.

Nothing contained in this Paragraph 19 is intended or should be interpreted to prevent either party from providing Customer and Proprietary Information to its attorneys, consultants, other authorized representatives, or retrocessionaires in connection with the transactions contemplated by this Agreement, provided any such attorneys, consultants, authorized representatives, or retrocessionaires shall be bound by the covenants contained in this Paragraph 19.

The confidentiality obligations contained in this Agreement, as they relate to the reinsurance hereunder, shall not apply to the federal U.S. tax structure or federal U.S. tax treatment of this Agreement and each

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party hereto (and any affiliate or representative of either party hereto) may disclose to any and all person, without limitation of any kind, the federal U.S. tax structure and federal U.S. tax treatment of this Agreement. The preceding sentence is intended to cause the Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose.

20.

Agent For Service of Process. The Reinsurer agrees to designate the Nebraska Director of Insurance or a designated attorney as its true and lawful attorney upon who may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company.

21.

Submission to Jurisdiction. The Reinsurer agrees that in the event of its failure to perform its obligations under the terms of this Agreement, the Reinsurer, at the request of the Ceding Company, shall: (a) submit to the jurisdiction of any court of competent jurisdiction in Nebraska; (b) comply with all requirements necessary to give such court jurisdiction; and (c) abide by the final decision of such court or of any appellate court in the event of an appeal. Notwithstanding the preceding, neither the Reinsurer nor the Ceding Company shall avoid their obligations to arbitrate their disputes under Article X of this Agreement.

22.

Notice Provision. Any notice, request, report or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), by electronic mail, by facsimile, sent by certified or registered mail, postage prepaid and return receipt requested, or by express mail or other nationally recognized overnight or same-day delivery service. Any such notice shall be deemed given when so delivered personally, by electronic mail, by such delivery service or facsimile, or if mailed three (3) days after the date of deposit in the United States mail, as follows:

If to the Ceding Company:	[XXX]
With a copy to:	[XXX]
If to the Reinsurer:	[XXX]

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Except that for purposes of notice under Article I, Paragraphs 4:

If to the Ceding Company:	[XXX]
AND
[XXX]
If to the Reinsurer:	[XXX]

Hereafter, either party may change the individual, title, and/or contact information of a party’s notice recipient by notice to the other parties in accordance with this Paragraph 22.

23.

Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email with a PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

24.

Accounting and Tax Advice. Each party hereto agrees that it has relied on advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in this Agreement.

25.

Extreme Adverse Capital Requirement Event. For its own corporate practices, the Reinsurer is required to identify Extreme Adverse Capital Requirement Events. An “Extreme Adverse Capital Requirement Event” as used in this Agreement, means Reinsurer’s reasonable determination that, as a result of any amendment to, or change in, including any announced change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision, interpreting or applying such laws or regulations, this Agreement receives or will receive Material Adverse Treatment in determining any of [XXX] or its affiliates’ reportable capital ratios. Material Adverse Treatment shall mean any treatment that results or will result in an increase of at

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least [XXX]% of the effective capital requirement related to this Agreement on the Effective Date. Any notice of an Extreme Adverse Capital Requirement Event will identify such amendment, change, interpretation or application of the applicable law or regulation and will be provided by Reinsurer to the Ceding Company no earlier than three years prior to the effective date of such amendment, change, interpretation or application of the applicable law or regulation and no earlier than one year following the execution of this Agreement. For the avoidance of doubt, this provision does not give the Reinsurer the right to force recapture.

26.

Severability/Construction. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practical and consistent with the original intent of the parties. In addition, if any provisions are held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate this Agreement to carry out its original intent. This Agreement shall be construed without regard to any presumption or rule requiring a construction or interpretation against the party drafting or causing any instrument to be drafted.

27.

Currency. All amounts stated in this Agreement are payable in United States dollars, unless specified otherwise. Any amounts payable in currency other than United States dollars shall be paid in United States dollars at the rate(s) of exchange as agreed by the parties or at the rate of exchange on the date that payment was made.

28.

OFAC Compliance. The Ceding Company and the Reinsurer represent that they are using, and shall use best efforts to continue to be, in compliance with all laws, regulations, judicial and administrative orders applicable to the Policies as they pertain to the sanction laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), as such laws may be amended from time to time (collectively the “Laws”). Neither party shall be required to take any action under this Agreement that would violate said Laws, including, but not limited to, making any payments in violation of the Laws.

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Should either party discover or otherwise become aware that a reinsurance transaction has been entered into or a payment has been made in violation of the Laws, the party who first becomes aware of the violation of the Laws shall notify the other party, and the parties shall cooperate in order to take all necessary corrective actions. Where coverage provided by this Agreement would be in violation of the Laws, such coverage shall be null and void. In such event, each party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by law.

29.

Survival. All provisions of this Agreement shall survive its termination (i) to the extent necessary to carry out the purpose of this Agreement or to ascertain and enforce the parties rights or obligations hereunder existing at the time of termination and (ii) to the extent stated herein.

30.

FATCA. The Reinsurer and the Ceding Company will each provide the other party all information necessary to comply with the Foreign Account Tax Compliance Act (“FATCA”) consistent with Sections 1471 – 1474 of the US Internal Revenue Code (“Code”) and any Treasury Regulations, or other guidance issued pursuant thereto, any information necessary for the party to enter into an agreement described in Section 1471(b) of the Code and to comply with the terms of that agreement or to comply with the terms of any inter-governmental agreements between the U.S and any other jurisdictions relating to FATCA. This information will be provided promptly upon reasonable request by either party to this Agreement and promptly upon learning that any such information previously provided has become obsolete or incorrect.

Each party to this Agreement acknowledges that if it fails to supply such information on a timely basis, it may be subject to a thirty percent (30%) U.S. withholding tax imposed on payments of U.S. source income. Any such withholding will not be subject to any net accounting under this Agreement or be considered an amount owing to the receiving party for purposes of offset.

31.

Force Majeure. Neither party shall be liable for damages nor shall the other party have the right to terminate this Agreement for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to causes beyond the reasonable control of the party whose performance is affected (including electronic or communications failure).

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ARTICLE II

REINSURANCE PREMIUMS

For each Accounting Period hereunder, the Ceding Company will pay to the Reinsurer Reinsurance Premiums in an amount equal to (a) times (b) – (c), where:

(a)	equals the quota share of the Riders reinsured hereunder, as set forth in Schedule A;

(b)	equals the Rider charges collected in such Accounting Period by the Ceding Company as set forth under the terms of the Riders; and

(c)	equals applicable commission and expense allowances set at [XXX]%

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ARTICLE III

CLAIMS

1.

Claims. The Reinsurer will reimburse the Ceding Company for the Reinsurer’s quota share percentage of Claims paid by the Ceding Company during the current Accounting Period in accordance with the contractual terms of the Riders. The term “Claims” means the payment of the guaranteed lifetime payments made by the Ceding Company under the terms of the Riders once the Guaranteed Withdrawal Benefit is in effect. For purposes of this Agreement, the Guaranteed Withdrawal Benefit will be in effect when the Contract Value is reduced to zero and the benefit is payable in accordance with the terms of the Rider. Contract Value shall have the same meaning as set forth in the Base Annuities and Riders. In the event annuitization occurs at the Maximum Annuity Date specified in the Contract, Claims will also include the lifetime payment by the Ceding Company of Protected Payment Amounts after the Contract Value at annuitization, less any applicable premium taxes, increased at the statutory interest rate required for payout annuities and decreased for the benefits paid has been reduced to zero. For avoidance of doubt, Claims will not include any other form of annuity payments, upon the occurrence of the Maximum Annuity Date or otherwise, including Life Only fixed annuity payments based on the Net Contract Value, less applicable charges determined under the current or guaranteed income factors.

Coverage for the Claims under this Agreement will terminate according to the terms of the Riders, and will terminate upon the death of the Designated Life under a single measuring life option and upon the death of the second to die of the Designated Lives under the joint measuring life option. Spousal continuation or exercise of repurchase rights will be treated as a new Rider for purposes of this Agreement.

2.

Claim Notice. The Reinsurer will accept the decision of the Ceding Company with respect to payment of Claims owed under the contractual terms of the Riders and as specified under the terms of this Agreement. In the event the Ceding Company overpays benefits under the Riders, due to post-death payments, for example, the Reinsurer will accept the decision of the Ceding Company whether to recover those overpayments. To the extent overpayments are recovered, the Ceding Company will reimburse the Reinsurer its proportionate share of such recovery for the Accounting Period during which such overpayment was made.

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ARTICLE IV

TRUST ACCOUNT AND LETTER OF CREDIT

The parties intend that the Ceding Company will receive full credit on its statutory quarterly and annual financial statements for reinsurance ceded under this Agreement. The Reinsurer shall establish and maintain a trust account and/or letter of credit pursuant to the terms set forth below, to ensure the Ceding Company is at all times able to obtain full credit for the reinsurance provided by this Agreement in its jurisdiction of domicile throughout the entire term of this Agreement.

1.	Reserve Credit Trust Agreement.

(a)

The Ceding Company and the Reinsurer will enter into a trust agreement, substantially in the form attached hereto as Exhibit I (the “Reserve Credit Trust Agreement”), as a full or partial alternative to the Letter of Credit described in Paragraph 2 below. To the extent a Reserve Credit Trust Agreement is established, the trust account created thereunder will be referred to as the “Reserve Credit Trust Account” and the assets held in the trust account created thereunder will be herein referred to as “Reserve Credit Trust Assets.” The Reinsurer will bear all of the costs associated with creating and maintaining the Reserve Credit Trust Agreement.

(b)

The Reinsurer shall deposit Qualifying Assets (as defined below) in the Reserve Credit Trust Account with a fair market value equal to the “Reserve Credit Required Balance,” as defined below, less the amount of the Letter of Credit, if any, maintained pursuant to Paragraph 2 below and less the fair market value of any assets in the Segregated Accounts, as defined below, and the trustee shall hold the Reserve Credit Trust Assets in the Reserve Credit Trust Account for the benefit of the Ceding Company pursuant to the terms of the Reserve Credit Trust Agreement, including the investment guidelines agreed by the parties and as amended from time to time.

The assets held in the Reserve Credit Trust Account shall be valued at their fair market value as of the date on which such assets are required to be valued in respect of each Accounting Period. The fair market value will be determined by the Trustee in accordance with the terms and conditions of

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the Reserve Credit Trust Agreement. The assets that may be held in the Reserve Credit Trust Account shall consist of cash, certificates of deposit issued by a U.S. bank and payable in U.S. dollars and investments of the type permitted by Nebraska Code Sections 44-5132 through 44-5133 and Sections 44-5137 through 44-5141 (the “Qualifying Assets”); provided that such investments are issued by an institution that is not the parent, subsidiary or affiliate of either the Ceding Company or the Reinsurer. The Reserve Credit Required Balance equals the Coinsurance Reserve, as described in Paragraph 5 below.

Prior to depositing assets in the Reserve Credit Trust Account, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

(c)

Notwithstanding any other provisions in this Agreement, the Ceding Company may withdraw the Reserve Credit Trust Assets held in the Reserve Credit Trust Account at any time and from time to time and any such assets withdrawn from the Reserve Credit Trust Assets shall be utilized and applied by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company), without diminution or increase because of insolvency on the part of the Ceding Company or the Reinsurer; only for the following purposes:

(i)

to pay or reimburse the Ceding Company for the Reinsurer’s share of premiums returned, but not yet recovered from the Reinsurer, to the owners of the Riders reinsured under this Agreement on account of cancellations of such Riders;

(ii)

to pay or reimburse the Ceding Company for the Reinsurer’s share of claims paid by the Ceding Company, but not yet recovered from the Reinsurer, under the provisions of the Riders reinsured under this Agreement;

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(iii)	to pay or reimburse the Ceding Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company under this Agreement;

(iv)

where the Ceding Company has received notification of termination of the Reserve Credit Trust Account and where the Reinsurer’s entire obligation under this Agreement remains unliquidated and undischarged ten (10) calendar days prior to the termination date, to withdraw amounts equal to the Reinsurer’s share of liabilities, to the extent that the liabilities have not yet been funded by the Reinsurer.

The Ceding Company shall promptly return to the Reserve Credit Trust Account or to the Reinsurer assets withdrawn in excess of the actual amounts required in Paragraphs (c)(i), (ii), (iii) and (iv) above.

Any assets withdrawn in excess of the actual amounts required for Paragraphs (c)(i) through (iii) or any assets withdrawn pursuant to Paragraph (c)(iv) by the Ceding Company and any interest or other earnings thereon shall be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) for the benefit of the Reinsurer and shall at all times be maintained separate and apart from any assets of the Ceding Company in a segregated account with a qualified U.S. financial institution authorized to issue a Letter of Credit under Paragraph 2 hereof, for the sole purpose of funding the payments and reimbursements described in Paragraphs (c)(i), (ii) and (iii) above ( the “Segregated Account”). The Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) shall ensure that any assets held in the Segregated Account pursuant to this Paragraph (c) consist of Qualifying Assets.

For amounts withdrawn in excess of the actual amounts required for Paragraphs (c)(i) through (iii) and for amounts withdrawn pursuant to Paragraph (c)(iv) and held by the Ceding Company, the

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Ceding Company shall pay interest in cash to the Reinsurer on the amount withdrawn at a rate equal to the then current prime rate or the rate permitted by an arbitration panel operating under Article X of this Agreement, whichever is greater.

Except as otherwise stated in this Agreement, in the event of termination of this Agreement or if the Reserve Credit Trust Account is no longer required under this Agreement, the Ceding Company will promptly provide its approval of the termination of the Reserve Credit Trust Agreement and return of the Reserve Credit Trust Assets to the Reinsurer.

(d)

The amount that the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Account, plus the principal amount of the Letter of Credit, plus the fair market value of any assets in the Segregated Accounts, exceeds [XXX]% of the Reserve Credit Required Balance calculated based on the most recent statement of the actual Reserve Credit Required Balance provided by the Ceding Company as set forth under Article IV, Paragraph 3 below is defined as the “Excess Collateral Amount.” The Reinsurer shall have the right to seek approval (which shall not be unreasonably or arbitrarily withheld or delayed) from the Ceding Company to withdraw the Excess Collateral Amount from the Reserve Credit Trust Account or the Segregated Accounts or reduce the principal amount of such Letter of Credit in an amount equal to the Excess Collateral Amount. In the event the Ceding Company does not provide such written approval for the release to the Reinsurer of the Excess Collateral Amount (or lesser amount as requested by the Reinsurer), within seven (7) business days of receipt of written request from the Reinsurer, then an amount shall be payable by the Ceding Company to the Reinsurer calculated as follows: (i) the Excess Collateral Amount (or lesser amount as requested by the Reinsurer) multiplied by a rate equal to [XXX] bps divided by three-hundred-sixty-five (365), times (ii) the number of days from and including the eighth (8th) business day after receipt of the written request from the Reinsurer until and including the date on which the Ceding Company provides the requested written approval. Any amount payable hereunder shall be included as part of the Ceding Company’s Net Settlement Amount shown on Schedule B for the applicable Accounting Periods.

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2.

Letter of Credit. Notwithstanding anything to the contrary contained in Paragraph 1 above, the Reinsurer may elect to arrange for the establishment of a clean, unconditional and irrevocable Letter of Credit for the exclusive benefit of the Ceding Company, which shall comply with the requirements for credit for reinsurance under Nebraska insurance law and regulations. The Letter of Credit shall be required only if the Reinsurer fails to establish and maintain as fully funded the Reserve Credit Trust Agreement under the terms and conditions of Paragraph 1 above. The Reinsurer will bear all of the costs associated with the Letter of Credit. The amount of the Letter of Credit will at all times equal or exceed (x) minus (y) minus (z) where:

(x)	equals the Coinsurance Reserve, as defined in Paragraph 5 below;

(y)	equals the fair market value of the Reserve Credit Trust Assets, as described in Paragraph 1 above;

(z)	equals the fair market value of the assets in the Segregated Accounts.

The Letter of Credit will be issued by an entity that meets the requirements under applicable Nebraska law and regulation governing the use of letters of credit as collateral for reinsurance.

Notwithstanding anything to the contrary in this Agreement, the Reinsurer and the Ceding Company agree that the Letter of Credit may be drawn on by the Ceding Company at any time and will be utilized and applied by the Ceding Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution or increase because of the insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

(a)

to pay or reimburse the Ceding Company for the Reinsurer’s share, if any, of premiums, fees and charges returned, but not yet recovered from the Reinsurer, to the owners of the Riders reinsured under this Agreement on account of cancellations of such Riders; or

(b)

to pay or reimburse the Ceding Company for the Reinsurer’s share of claims paid by the Ceding Company, but not yet recovered from the Reinsurer, under the provisions of the Riders reinsured under this Agreement; or

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(c)	to pay or reimburse the Ceding Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company under this Agreement; or

(d)

where the Letter of Credit will expire without renewal or be reduced or replaced by a Letter of Credit for a reduced amount and where the Reinsurer’s entire obligation under this Agreement remains unliquidated and undischarged ten (10) days prior to the termination date to withdraw amounts equal to the Reinsurer’s share of liabilities, to the extent that the liabilities have not yet been funded by the Reinsurer.

The Ceding Company shall promptly return to the Reserve Credit Trust Account, if any, or to the Reinsurer amounts withdrawn in excess of the actual amounts required in Paragraphs 2 (a), (b), (c) and (d) above.

Any amounts withdrawn in excess of the actual amounts required for Paragraphs 2(a) through (c) or any amounts withdrawn pursuant to Paragraph 2 (d) by the Ceding Company and any interest or other earnings thereon shall be held by the Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) for the benefit of the Reinsurer and shall at all times be maintained separate and apart from any assets of the Ceding Company in a segregated account with a qualified U.S. financial institution authorized to issue a Letter of Credit under Paragraph 2 hereof, for the sole purpose of funding the payments and reimbursements described in Paragraphs (a), (b), and (c) above ( the “Segregated Account”). The Ceding Company (or any successor by operation of law of the Ceding Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Ceding Company) shall ensure that any assets held in the Segregated Account pursuant to this Paragraph (d) consist of Qualifying Assets.

For amounts withheld in excess of the actual amounts required for Paragraphs 2(a) through (c) and for amounts withdrawn pursuant to Paragraph 2(d) and held by the Ceding Company, the Ceding Company shall pay interest in cash to the Reinsurer on the amount withdrawn at a rate equal to the then current prime rate or the rate permitted by an arbitration panel operating under Article X of this Agreement, whichever is greater.

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Promptly upon the receipt of any notice of cancellation of or reduction in the amount of any existing Letter of Credit from issuer, the Ceding Company shall notify the Reinsurer of such cancellation notice in order that the Reinsurer can respond to satisfy any shortfall in collateralization of the Reserve Credit Required Balance associated with the cancellation or reduction in the Letter of Credit.

In the event that the Reinsurer decides to replace a Letter of Credit with another Letter of Credit that satisfies the requirements of this Paragraph 2 or a Letter of Credit is no longer required under the terms and conditions of this Agreement, the Ceding Company shall promptly return and/or consent to the cancellation of such Letter of Credit.

3.

Maintenance of the Reserve Credit Required Balance. The Ceding Company using sound actuarial principles and following the methodology set forth in Exhibit II attached hereto, will provide to the Reinsurer a written notice of the estimated Reserve Credit Required Balance by no later than the twenty-second (22nd) day of the last month of the calendar quarter. If the sum of the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Account plus the fair market value of the assets in any Segregated Accounts plus the amount of any Letters of Credit, is less than the estimated Reserve Credit Required Balance contained in such notice, the Reinsurer shall, no later than the last day of such calendar quarter, deposit additional Qualifying Assets in the Reserve Credit Trust Account so that the aggregate fair market value of the Qualifying Assets in the Reserve Credit Trust Accounts plus the fair market value of the assets in any Segregated Accounts plus the amount of any Letters of Credit, is not less than the estimated Reserve Credit Required Balance. The Ceding Company shall provide the Reinsurer with written notice of the actual Reserve Credit Required Balance no later than the tenth (10th) business day following the end of the calendar quarter. If the Reinsurer disagrees with the Reserve Credit Required Balance, estimated or otherwise, it will promptly notify the Ceding Company. The parties shall be expeditious and reasonable in resolving any such dispute.

If during an Accounting Period, the insurance regulator of the Ceding Company’s domicile notifies the Ceding Company in writing that additional collateral must be provided by the Reinsurer in order for the Ceding Company to be able to obtain full credit for the reinsurance provided under this Agreement, then the Reinsurer shall, upon being provided at least fifteen (15) days prior written notice with documentation

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supporting such claim, deposit Qualifying Assets into the Reserve Credit Trust Account so that the aggregate fair market value of the Qualifying Assets held in the Reserve Credit Trust Account plus the fair market value of the assets in the Segregated Accounts plus the amount of any Letters of Credit is equal to or greater than the lesser of the Reserve Credit Required Balance or the amount required by the insurance regulator. The parties shall be expeditious and reasonable in resolving any dispute regarding the amount of the Reserve Credit Required Balance.

4.

Order of Draw. In the event the Reinsurer establishes multiple sources of reserve credit trust(s) pursuant to Paragraph 1 above and/or letter(s) of credit pursuant to Paragraph 2 above, and the Reinsurer has specified in writing to the Ceding Company an order of draw from these sources of reserve credit, the Ceding Company will draw from these sources of reserve credit in the order specified by Reinsurer for the purposes specified in items (i), (ii), and (iii) of Paragraphs 1 or 2. The order of draw is not applicable to withdrawals for the purpose specified in item (iv) of Paragraphs 1 or 2. This forbearance shall be binding upon the Ceding Company and its successors.

5.

Coinsurance Reserve. The Coinsurance Reserves will be based on the Nebraska statutory reserve requirement, for benefits reinsured hereunder, in effect as of the beginning of the applicable Accounting period. The Coinsurance Reserve at all times is equal to the Reinsurer’s share of (a) minus (b), where (a) is the Ceding Company’s Gross-of-Reinsurance statutory reserve for the Base Annuities including all riders; and (b) is the Ceding Company’s Net-of-Reinsurance statutory reserve for the Base Annuities including all riders.

For each calculation of (a) and (b) above for contracts where the Contract Value is greater than zero, the respective reserve amount shall equal the greater of (i) or (ii), where:

(i)	equals the Conditional Tail Expectation at 70th percentile (CTE 70) of the Present Values of the Greatest Accumulated Deficiency (PV GAD), as defined in NAIC Actuarial Guideline 43; and

(ii)	equals the Standard Scenario Amount (SSA), as defined in NAIC Actuarial Guideline 43.

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For each calculation of (a) and (b) above for contracts still covered under Claims set forth in Article III of this agreement where either the Contract Value has been reduced to zero or the contract has annuitized at the Maximum Annuitization Date, the reserve is as prescribed by the Nebraska statutory Valuation Law for payout annuities adjusted for any remaining proxy Contract Value if applicable under the Maximum Annuitization Date provision.

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ARTICLE V

RESERVES

1.

Riders Coinsurance. Riders will be reinsured on a coinsurance basis. Accordingly, the Reinsurer will establish a trust account and/or letter of credit pursuant to Article IV as collateral for its quota share portion under this Agreement so that the Ceding Company may deduct full reserve credit in its statutory financial statements for such quota share portion.

2.

Reserve Strengthening. Any Discretionary Reserve Strengthening made by the Ceding Company without the Reinsurer’s prior written consent, shall be the sole responsibility of the Ceding Company and shall not be part of the collateral requirements of the Reinsurer to place assets in trust or provide a letter of credit as set forth in Article IV of this Agreement. Discretionary Reserve Strengthening means an increase in the Coinsurance Reserve for the Riders reinsured under this Agreement due solely to the Ceding Company’s decision to hold Statutory Reserves in excess of the minimum level of reserves which the Ceding Company, using sound actuarial principles, deems necessary to meet the requirements of AG 43 (or other applicable regulation(s) as amended/adopted) for the Base Annuities and the Riders.

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ARTICLE VI

ACCOUNTING AND SETTLEMENTS

1.

Quarterly Accounting Period. Each Accounting Period under this Agreement will be a calendar quarter, except that: (a) the initial Accounting Period runs from the Effective Date of this Agreement through the last day of the calendar quarter during which this Agreement is executed by both parties, and (b) the final Accounting Period runs from the end of the preceding Accounting Period until the terminal accounting date of this Agreement, as described in Article VIII, Paragraph 2.

2.	Accounting Reports.

(a)

Quarterly Accounting Reports. Quarterly accounting reports in the form of Schedule B and Schedule B-2 attached hereto will be submitted to the Reinsurer by the Ceding Company not later than thirty (30) calendar days after the end of each Accounting Period in the case of Schedule B and not later than fifteen (15) calendar days in the case of Schedule B-2. Such reports will include information on the amount of Reinsurance Premiums, Claims, the Ceding Company’s and Reinsurer’s Settlement Amounts together with such Supplemental Information as required in Schedule B and the seriatim data as set forth in Schedule B-2.

(b)

Monthly Reports. The Ceding Company will provide the Reinsurer with monthly reports (whether in electronic or physical form as mutually agreed to by the parties) within fifteen (15) calendar days after the end of each month during the term hereof accurately showing the detailed information with respect to the Base Annuities and Riders as set forth in Schedule B-1. The Ceding Company will provide the Reinsurer with such additional information as the Reinsurer may reasonably request.

It is understood and agreed that the provisions of this Paragraph 2 are material to the Reinsurer’s ability to adequately perform its risk management duties. Subject to the terms of this Agreement, in the event the Ceding Company fails to provide Accounting Reports as set forth under the terms of Paragraph 2(a) and (b) above, the Ceding Company shall indemnify the Reinsurer for all reasonable costs, expenses, and losses the

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Reinsurer has incurred due to such failure. Such amount shall be due the Reinsurer for the Accounting Period in which such amount is determined or if determined after the final Accounting Period, then shall be due as part of the Terminal Accounting and Settlement. The parties shall be expeditious and reasonable in resolving any dispute over such amount. This provision does not prejudice any other rights or remedies which may be available to the parties under the terms of this Agreement.

3.	Quarterly Settlement. Within forty (40) calendar days after the end of each Accounting Period:

(a)

the Ceding Company will pay the Reinsurer: (i) the Reinsurance Premiums, as described in Article II; (ii) any applicable Recapture fee as described in Article 1, Paragraph 4(e) and (iii) any charge for an Excess Collateral Amount as described in Article IV, Paragraph 1(d); and

(b)	the Reinsurer will pay the Ceding Company (i) the Claims, as described in Article III; and (ii) any applicable return of Coinsurance Reserve as described in Article I, Paragraph 4(e).

Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Ceding Company or the Reinsurer under this Agreement will be determined on a net basis and will be made in cash or its equivalent.

3.

Annual Accounting Reports. The Ceding Company will provide the Reinsurer with annual accounting reports within sixty (60) calendar days after the end of the calendar year for which such reports are prepared. These reports will contain sufficient information about the Base Annuities and Riders to enable the Reinsurer to prepare its annual financial reports and to verify the information reported in Schedule B attached hereto, and will include(i) Exhibit 5 (“Aggregate Reserve for Life Insurance”) by reserve basis, Page 7 (“Analysis of Increase in Reserves During the Year”), Page 28 (“Exhibit of Number of Policies”), and Schedule S (“Reinsurance Activity”) of the Annual Statement. In addition, the Ceding Company will provide the Reinsurer with experience studies for lapses and Guaranteed Minimum Withdrawal Benefit utilization on an annual basis and mortality experience on a triennial basis. The AG43 Memorandum covering the riders reinsured hereunder will be provided by the Ceding Company to the Reinsurer within one hundred twenty (120) calendar days after the end of the calendar year for which the report is prepared.

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5.

Estimations. If the amounts, as defined in Paragraph 3 above and Schedule B, cannot be determined by the dates described in Paragraph 3 above, on an exact basis, settlements will be paid in accordance with a mutually agreed upon formula which will approximate the actual settlements. Adjustments will then be made to reflect actual amounts when they become available. Ceding Company will provide written notice to the Reinsurer as soon as reasonably practicable if the amounts described in Paragraph 3 cannot be determined by the date of the Quarterly Accounting Report.

6.

Delayed Payment. For purposes of this Agreement, if there is a delayed settlement of a payment due, from either party hereunder, there will be a “Delayed Payment Interest Penalty” added to the amount that is overdue. The Delayed Payment Interest Penalty is equal to the amount due, times the Delayed Interest Rate (as defined below), prorated for the period that the amount is overdue. The “Delayed Interest Rate” is equal to seventy-five (75) basis points plus the average of the one month London Interbank Offered Rates (LIBOR) as published by The Wall Street Journal at the end of each calendar month ending during the current Accounting Period.

In the event a payment is delayed for multiple Accounting Periods, the Delayed Payment Interest Penalty shall be calculated for each Accounting Period. For purposes of this Paragraph, a payment will be considered overdue sixty (60) days calendar days after the end of the Accounting Period.

7.

Offset of Payments. All monies due either the Ceding Company or the Reinsurer under this Agreement or any other agreements between the parties will be offset against each other, dollar for dollar, regardless of any insolvency of either party. In the event of insolvency, offsets will be allowed in accordance with the statutory, common and case laws of the state, territory or country, as applicable, taking jurisdiction over the insolvency, as such laws exist as of the Effective Date of this Agreement.

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8.

Partial Recapture. If as permitted under the terms of this Agreement, only some of the Riders reinsured hereunder are recaptured, then the accounting and settlements described above will thereafter be made with respect to the remaining Riders reinsured hereunder and not recaptured.

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ARTICLE VII

DURATION, RECAPTURE AND TERMINATION

1.	Duration. Except as otherwise provided herein, this Agreement is unlimited in duration.

2.	Reinsurer’s Liability.

(a)

The liability of the Reinsurer with respect to any Riders will begin simultaneously with that of the Ceding Company, but not prior to the Effective Date of this Agreement. The Reinsurer’s liability with respect to any Rider and Claims will terminate and the Reinsurer shall have no further liability for the Riders and Claims on the earliest of: (i) the date such Rider is recaptured; (ii) the date the Ceding Company’s liability on such Rider is terminated; or (iii) the date this Agreement is terminated. Termination of the Reinsurer’s liability is subject to payments in respect of such liability in accordance with the provisions of Article VIII of this Agreement. In no event should the interpretation of this Paragraph imply a unilateral right of the Reinsurer to terminate this Agreement, except as described in Paragraph 3 below.

(b)

The Reinsurer shall accept Riders, with effective dates as set forth on Schedule A, for coverage under the terms of this Agreement only until the earliest to occur of (i) [XXX]; (ii) the date the total of the Reinsurer’s quota share of Purchase Payments on the Base Annuities with the Riders exceeds [XXX]; and (iii) the date, after the Reinsurer’s quota share of Purchase Payments on the Base Annuities with the Riders exceeds [XXX], designated by the Reinsurer at its option, upon providing at least 180 days prior written notice. For purposes of this Paragraph 2(b), Purchase Payments for Riders issued after the Contract Date shall equal the Contract Value on the Rider Effective Date. The exercise of this right to terminate for new business will not cause this Agreement to terminate as to the Riders which have previously been issued and covered under this Agreement.

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3.	Termination by Reinsurer.

If the Ceding Company fails to pay the undisputed Reinsurance Premiums or any other undisputed amounts due to the Reinsurer pursuant to this Agreement, within sixty (60) calendar days after the end of any Accounting Period, the Reinsurer may, in addition and without limitation to any other right or remedy of the Reinsurer under this Agreement, terminate this Agreement subject to thirty (30) calendar days prior written notice to the Ceding Company during which time the Ceding Company may make such a required payment. If the Ceding Company makes full payment of the undisputed Reinsurance Premiums or other undisputed amounts due within the thirty (30) calendar day notice period, the termination notice shall be deemed withdrawn. Termination under this Paragraph 3 shall be deemed a recapture by the Ceding Company and the Ceding Company shall pay a Recapture Fee as set forth in Paragraph 6 below. If there is a recapture under this Paragraph 3, and only if the Ceding Company is deemed to be Insolvent, as defined in Article XI, Paragraph 1, at the time it fails to pay such Reinsurance Premium or other amounts due, the Ceding Company will not be required to pay a Recapture Fee, and the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV will be due to the Ceding Company and any Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less any amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

4.	Termination by Ceding Company.

(a)

If the Reinsurer fails to pay any undisputed amounts due to the Ceding Company pursuant to this Agreement within sixty (60) calendar days after the end of any Accounting Period, the Ceding Company may, in addition and without limitation to any other right or remedy of the Ceding Company under this Agreement, terminate this Agreement and recapture all the Policies subject to thirty (30) calendar days prior written notice to the Reinsurer, during which time the Reinsurer may make such required payments. If the Reinsurer makes full payment of such undisputed amounts due within the thirty (30) calendar day notice period, the termination notice shall be deemed withdrawn and the above described right of recapture shall not apply. The Ceding Company shall not be required to pay a Recapture Fee for termination and recapture under this

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Paragraph 4(a), and an amount will be due the Ceding Company equal to (i) plus (ii) where: (i) is the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV and (ii) is a Termination Fee equal to two (2) times the annualized Reinsurance Premium calculated under Article II for the Accounting Period immediately preceding the Accounting Period during which recapture occurs, provided that the Termination Fee is only due and payable if the recapture occurs during the first twenty (20) years of this Agreement. Any Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less any amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

(b)

If the Reinsurer fails to provide collateral to satisfy the Reserve Credit Required Balance as provided under the terms of this Agreement, the Ceding Company may terminate this Agreement and recapture all the Riders, subject to thirty (30) days prior written notice to the Reinsurer, during which time the Reinsurer or its Guarantor (as defined in Paragraph (c) below) may remedy the failure to provide the collateral sufficient to meet the Reserve Credit Required Balance. If the Reinsurer provides the required collateral during such thirty (30) day period, the termination notice shall be deemed withdrawn and the above described right of recapture shall not apply. The Ceding Company will not be required to pay a Recapture Fee for a termination and recapture under this Paragraph 4(b). In the event of recapture under this Paragraph 4(b), an amount will be due the Ceding Company equal to (i) plus (ii) where: (i) is the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV and (ii) is a Termination Fee equal to two (2) times the annualized Reinsurance Premiums calculated under Article II for the Accounting Period immediately preceding the Accounting Period during which recapture occurs, provided that the Termination Fee is only due and payable if the recapture occurs during the first twenty (20) years of the Agreement. Any Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

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(c)

If the parental guaranty issued by [XXX]. (the “Guarantor”) for the benefit of the Ceding Company in substantially the form set forth in Exhibit III hereto becomes invalid or unenforceable against the Guarantor in accordance with its terms, the Ceding Company may terminate this Agreement and may recapture all Riders subject to thirty (30) days prior written notice to the Reinsurer. The Ceding Company shall not be required to pay a Recapture Fee for a termination and recapture under this Paragraph 4(c). In the event of termination and recapture under this Paragraph 4(c), an amount will be due the Ceding Company equal to (i) plus (ii) where: (i) is the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV and (ii) is a Termination Fee equal to two (2) times the annualized Reinsurance Premiums calculated under Article II for the Accounting Period immediately preceding the Accounting Period during which recapture occurs, provided that the Termination Fee is only due and payable if the recapture occurs during the first twenty (20) years of this Agreement. Any Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

(d)

If the Reinsurer is deemed to be insolvent as described in Article XI, Paragraph 1, the Ceding Company may terminate this Agreement and recapture all the Riders subject to thirty (30) days prior written notice to the Reinsurer. The Ceding Company will not be required to pay a Recapture Fee and the Reinsurer shall not be required to pay a Termination Fee for a termination and recapture under this Paragraph 4(d). In the event of termination and recapture under this Paragraph 4(d), the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV will be due to the Ceding Company and any Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

(e)	If after the Effective Date, there is a change in applicable law or regulation or a change of interpretation, not as a result of solicitation by the Ceding Company, by the insurance regulator of

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the Ceding Company’s domicile that causes the Ceding Company to no longer be permitted to take full credit for the reinsurance under this Agreement, then the Ceding Company may terminate this Agreement and recapture all Riders, subject to thirty (30) days prior written notice to the Reinsurer. In the event of termination and recapture under this Paragraph 4(e), (i) the Ceding Company shall pay the Reinsurer [XXX]% of the Recapture Fee set forth in Paragraph 6 below; (ii) the Reinsurer shall not be required to pay a Termination Fee; and (iii) the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV will be due to the Ceding Company and any Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

(f)

In the event the Reinsurer undergoes a Change of Control Event as set forth in Article I, Paragraph 14, the Ceding Company may terminate this Agreement and recapture all Riders, subject to thirty (30) days prior written notice to the Reinsurer. The Ceding Company shall not be required to pay a Recapture Fee and the Reinsurer shall not be required to pay a Termination Fee for termination and recapture under this Paragraph 4(f). In the event of termination and recapture under this Paragraph 4(f), the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV will be due to the Ceding Company and any Reserve Credit Trust Assets and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

(g)

In the event the Reinsurer provides notice to the Ceding Company of an Extreme Adverse Capital Requirement Event, as defined in Article I, Paragraph 25, the Ceding Company may terminate this Agreement and recapture all Riders within one (1) year of having been provided such notice. The Ceding Company shall not be required to pay a Recapture Fee and the Reinsurer shall not be required to pay a Termination Fee for termination and recapture under this Paragraph 4(g). In the event of termination and recapture under this Paragraph 4(g), the Coinsurance Reserve at the time of recapture as calculated by the Ceding Company under Article IV will be due to the Ceding

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Company and any assets in trust and/or amounts of Letters of Credit may be withdrawn by the Ceding Company, less any amounts already held by the Ceding Company in the Segregated Account, to satisfy such amount due to the Ceding Company.

5.

Additional Recapture. In addition to the Ceding Company’s recapture rights under Article I, Paragraph 4 and under Paragraph 4 above, the Riders reinsured hereunder are eligible for recapture, at the option of the Ceding Company, subject to ninety (90) calendar days prior written notice under the following conditions:

(a)

The Ceding Company may on or after [XXX], recapture all of the Riders reinsured hereunder provided that the Ceding Company pays to the Reinsurer a Recapture Fee, as set forth in Paragraph 6 below, due at the end of the Accounting Period during which recapture occurs.

(b)	The Ceding Company may recapture all of the Riders reinsured hereunder [XXX] years or later after the Effective Date of this Agreement without the payment of the Recapture Fee.

(c)	A partial recapture is not permitted except as provided under Article I, Paragraph 4.

6.	Recapture Fee. The Recapture Fee to be paid by the Ceding Company as required under the terms of this Agreement shall equal:

An amount equal to [XXX] calculated under Article II for the Accounting Period immediately preceding the Accounting Period during which recapture occurs, for recaptures occurring during the first twenty (20) years of this Agreement and is equal to zero (0) for recaptures occurring thereafter.

7.

Conversions and Internal Replacements. Unless expressly approved by the Reinsurer in writing, such approval not to be unreasonably withheld, the Ceding Company, its affiliates, successors or permitted assigns, shall not initiate a program of Internal Replacement (other than the Withdrawal Benefit Rider Exchanges set forth in the May 1, 2014 product prospectuses as supplemented up to the Effective Date) that would include any of the Riders reinsured hereunder. For purposes of this Agreement, the term “Internal Replacement” means any instance in which a Base Annuity or Rider or any portion of the cash value of a

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Base Annuity is exchanged for another contract, rider or annuity, not covered under this Agreement, which is written by the Ceding Company, its affiliates, successors or assigns. Notwithstanding the foregoing, an Internal Replacement shall not include a replacement for another contract written by the Ceding Company or any other successor or affiliate if such replacement is initiated by the contract owner or any other person or entity not affiliated with the Cedant or its affiliates and is not part of the program offered by the Ceding Company, its affiliates, successors or assigns.

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ARTICLE VIII

TERMINAL ACCOUNTING AND SETTLEMENT

1.

Terminal Accounting. In the event that this Agreement is terminated in accordance with Article VII, Paragraph 3 or 4, or all reinsurance under this Agreement is recaptured, a Terminal Accounting and Settlement will take place. In the event this Agreement is terminated or all of the Riders reinsured under this Agreement are recaptured, the parties shall have no further obligations under this Agreement after a Terminal Accounting and Settlement has taken place as forth below, except as specified in Article XII.

2.

Date. The terminal accounting date will be the earliest of: (a) the effective date of recapture pursuant to any notice of recapture given under this Agreement, (b) the effective date of termination pursuant to any notice of termination given under this Agreement, or (c) such other date mutually agreed to in writing.

3.	Settlement. The Terminal Accounting and Settlement will take place within thirty (30) calendar days after the terminal accounting date and will consist of:

(a)	the quarterly settlement as provided in Article VI, Paragraph 3, computed as of the terminal accounting date;

(b)	payment by the Ceding Company to the Reinsurer of any applicable Recapture Fee determined in accordance with Article I, Paragraph 4, or Article VII, Paragraphs 3, 4 or 5;

(c)	the return of any Segregated Account Balance and any interest accrued on it owed to the Reinsurer;

(d)	payment by the Reinsurer to the Ceding Company of the Coinsurance Reserve in accordance with the terms set forth in Article I, Paragraph 4 and Article VII, Paragraphs 3 and 4; and

(e)	payment by the Reinsurer to the Ceding Company of the Termination Fee in accordance with the terms set forth in Article VII, Paragraph 4.

If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Ceding Company, such amount will be paid by the Reinsurer to the Ceding Company. If the calculation of the Terminal Accounting and Settlement produces an amount owing to the Reinsurer, such amount will be paid by the Ceding Company to the Reinsurer.

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Except as necessary for payment of amounts owed under this Article VIII, Paragraph 3(a), (d) and (e), the Ceding Company will provide within seven (7) business days after the Terminal Accounting and Settlement: (i) its written approval of the termination of the Reserve Credit Trust Agreement and return of the Reserve Credit Trust Account assets to the Reinsurer, (ii) its written approval of the termination of any outstanding Letter of Credit, and (iii) the return to the Reinsurer of any amounts in the Segregated Accounts. The Ceding Company will pay the Reinsurer a fee equal to the total amount of Trust Account assets, Segregated Account assets, and any outstanding amount of Letter of Credit times a rate equal to (x) [XXX] basis points, divided by 365, times (y) the number of days from and including the eighth (8th) business day after the Terminal Accounting and Settlement and up to and including the:

(A)	effective date of its written approval to terminate the Reserve Credit Trust Agreement and return the Reserve Credit Trust Account assets to the Reinsurer;

(B)	effective date of its written approval to terminate the Letter of Credit; and

(C)	return of any amounts in the Segregated Accounts to the Reinsurer.

4.

Supplementary Accounting and Settlement. In the event that, subsequent to the Terminal Accounting and Settlement as provided above, a change is made with respect to any amounts due, a supplementary accounting will take place pursuant to Paragraph 3 above. Any amount owed to the Ceding Company or to the Reinsurer by reason of such supplementary accounting will be paid within ten (10) calendar days upon the completion thereof.

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ARTICLE IX

REPRESENTATIONS AND COVENANTS

1.

Solvency. The Ceding Company and the Reinsurer each represent and warrant to the other that it is solvent in all jurisdictions in which it does business or is licensed to do business and each agrees to promptly notify the other party if it becomes insolvent, as defined in Article XI, Paragraph 1.

2.

Ceding Company Representations. The Ceding Company acknowledges that, at the Reinsurer’s request, it has provided the Reinsurer with the information described in Schedule A and the Ceding Company Data described in Schedule C prior to the execution of this Agreement by the Reinsurer. The Ceding Company represents that the information described in Schedules A and C was compiled in a commercially reasonable manner using sound actuarial practices. The Ceding Company represents that, to the best of its knowledge, all information contained in the Schedules A and C was in each case, when delivered and is on the Effective Date, complete and accurate in all material respects. The Ceding Company further represents that any assumptions made in preparing the information contained in Schedule C were reasonably consistent with commercially accepted actuarial principles. The Ceding Company further represents that, to the best of its knowledge, there are no omissions, errors, changes or discrepancies, which would materially affect the information described above, except as otherwise disclosed in writing to the Reinsurer. The Reinsurer has relied on such data and the foregoing representations in entering into this Agreement and acknowledges that the information provided by the Ceding Company is not a guarantee of future performance. The Ceding Company’s representations and warranties contained in this Paragraph 2 shall apply to all amendments which are made to the information in Schedules A and C, as if such representations and warranties were set forth in such amendments, and the Reinsurer will rely on such representations and warranties in entering into any such amendments.

In addition, the Ceding Company represents the following to the Reinsurer:

(a)	The Ceding Company is a corporation validly existing and in good standing under the laws of the State of Nebraska.

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(b)

The execution, delivery and performance by the Ceding Company of this Agreement are within the Ceding Company’s corporate powers, have been duly authorized by all necessary corporate action, do not require any approval of its shareholders other than as already obtained and do not contravene the Ceding Company’s organizational documents or any law or any material contractual restriction binding on or affecting the Ceding Company.

(c)

No authorization or approval or other action by, and no notice to or filing with (other than those notices already given or filings already made), any governmental authority or regulatory body is required for the due execution, delivery and performance by the Ceding Company of this Agreement.

(d)

This Agreement is a legal, valid and binding agreement enforceable against the Ceding Company in accordance with the Ceding Company’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)

There are no actions, suits or proceedings pending against, or to Ceding Company’s knowledge, threatened against Ceding Company by or before any court, governmental agency or arbitrator that involve this Agreement or that are reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect upon the Ceding Company. “Material Adverse Effect” means a material adverse effect upon (i) the business, financial condition, results of operations or prospects of the Ceding Company; (ii) the binding nature, validity or enforceability of this Agreement; (iii) the ability of the Ceding Company to perform its obligations under this Agreement; or (iv) the rights of the Reinsure or its affiliates under this Agreement.

(f)	The Ceding Company is a United States taxpayer.

(g)	The Ceding Company has entered into this transaction for an appropriate business purpose.

(h)

The Ceding Company is sophisticated, has relied on its own judgment and advisers in connection with the transaction, and has not relied on the Reinsurer, [XXX], their affliliates, or anyone acting on their behalf with respect to the transaction’s suitability or fitness for a particular purpose.

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3.	Reinsurer Representations. Reinsurer represents the following to the Ceding Company:

(a)	Reinsurer is a corporation validly existing and in good standing under the laws of Bermuda, and is authorized to write life reinsurance business.

(b)

The execution, delivery and performance by Reinsurer are within Reinsurer’s corporate powers, have been duly authorized by all necessary corporate action, do not require any approval of its shareholders other than as already obtained and do not contravene Reinsurer’s organizational documents or any law or any material contractual restriction binding on or affecting Reinsurer.

(c)

No authorization or approval or other action by, and no notice to or filing with (other than those notices already given or filings already made), any governmental authority or regulatory body is required for the due execution, delivery and performance by Reinsurer of this Agreement.

(d)

This Agreement is a legal, valid and binding agreement enforceable against Reinsurer in accordance with Reinsurer’s terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e)

There are no actions, suits or proceedings pending against, or to Reinsurer’s knowledge, threatened against Reinsurer by or before any court, governmental agency or arbitrator that involve this Agreement or that are reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect upon the Reinsurer. Material Adverse Effect means a material adverse effect upon (i) the business, financial condition, results of operations or prospects of the Reinsurer; (ii) the binding nature, validity or enforceability of this Agreement; (iii) the ability of the Reinsurer to perform its obligations under this Agreement; or (iv) the rights of the Ceding Company or its affiliates under this Agreement.

(f)	Reinsurer is a United States taxpayer.

(g)	Reinsurer has entered into this transaction for an appropriate business purpose.

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(h)

Reinsurer is sophisticated, has relied on its own judgment and advisers in connection with the transaction, and has not relied on the Ceding Company or anyone acting on its behalf with respect to the transaction’s suitability or fitness for a particular purpose.

4.	Ceding Company Covenants.

(a)	The accounting for this transaction by the Ceding Company will be in accordance with appropriate jurisdictional statutory accounting principles, including disclosure requirements.

(b)	The Ceding Company shall report or provide copies of, as applicable, the following to the Reinsurer within the timeframe specified below:

(i)

As promptly as practicable after receipt, any notice from any governmental authority that (x) any license, permit, charter or registration that is material or otherwise necessary to the conduct of the Ceding Company’s business related to the Base Annuities or Riders is to be suspended or revoked; or (y) the Ceding Company is to cease and desist any practice, procedure or policy employed by it in the conduct of its business related to the Base Annuities or Riders, and such practice, procedure or policy, or the cessation of such practice, procedure or policy would have a Material Adverse Effect; or (z) is otherwise material to the Base Annuities or Riders or this Agreement.

(ii)

Promptly upon request by the Reinsurer, the unaudited quarterly or annual financial statements, as the case may be, of the Ceding Company prepared in accordance with the applicable statutory accounting principles, and the annual audited financial statement of the Ceding Company prepared in accordance with the applicable statutory accounting principles.

(c)	The Ceding Company will maintain, renew, and keep in full force and affect its legal existence and the rights, licenses, and privileges material to the conduct of this transaction.

5.	Reinsurer Covenants.

(a)	The Reinsurer shall promptly notify the Ceding Company if it fails to maintain capital equal to or greater than the minimum margin of solvency as determined under Bermuda law and regulation.

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(b)

The Reinsurer shall notify the Ceding Company as promptly as practicable after receipt, of any notice from any governmental authority that (x) any license, permit, charter or registration that is material or otherwise necessary to the conduct of the Reinsurer’s business related to this Agreement is to be suspended or revoked; or (y) the Reinsurer is to cease and desist any practice, procedure or policy employed by it in the conduct of its business related to this Agreement, and such practice, procedure or policy, or the cessation of such practice, procedure or policy would have a Material Adverse Effect; or (z) is otherwise material to this Agreement.

(c)

The Reinsurer has elected to be taxed as a domestic corporation under Section 953(d) of the Internal Revenue Code and will provide the Ceding Company with prompt written notice in the event such election is revoked or otherwise terminates.

(d)	The accounting for this transaction by Reinsurer will be in accordance with appropriate jurisdictional statutory accounting principles, including disclosure requirements.

(e)

The Reinsurer will, upon request from the Ceding Company, provide the unaudited quarterly and annual financial statements, as the case may be, of the Reinsurer prepared in accordance with GAAP and in accordance with statutory principles, and the annual audited financial statements of the Reinsurer prepared in accordance with GAAP and in accordance with statutory principles.

(f)

The Reinsurer will have good and marketable title, free and clear of all liens, to all Qualifying Assets immediately prior to the deposit thereof in the Reserve Credit Trust Account at any time during the term of this Agreement.

(g)	The Reinsurer will maintain, renew, and keep in full force and affect its legal existence and the rights, licenses, and privileges material to the conduct of this transaction.

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ARTICLE X

ARBITRATION

1.

Binding Arbitration. Except as provided in Article XI, Paragraph 1, any and all disputes arising out or relating to this Agreement, including but not limited to disputes relating to its formation or validity shall be submitted to binding arbitration. Any arbitration shall be based upon the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes dated April 2004 (the “Procedures”), as supplemented or limited by the paragraphs below.

(a)

The arbitration panel (the “Panel”) shall consist of three disinterested arbitrators, one to be appointed by the Ceding Company, one to be appointed by the Reinsurer and the third to be appointed by the two party-appointed arbitrators. The third arbitrator shall serve as the umpire, who shall be neutral. The arbitrators and umpire shall be persons who are current or former officers or executives of an insurer or reinsurer other than the parties to this Agreement or their affiliates or subsidiaries. Within thirty (30) calendar days of the commencement of the arbitration proceeding, each party shall provide the other party with the identification of its party-appointed arbitrator, his or her address (including telephone, fax and e-mail information) and provide a copy of the arbitrator’s curriculum vitae. If either party fails to appoint an arbitrator within that thirty (30) calendar day period, the non-defaulting party will appoint an arbitrator to act as the party-appointed arbitrator for the defaulting party. The two party-appointed arbitrators shall seek to reach agreement on an umpire as soon as practical but no later than thirty (30) calendar days after the appointment of the second arbitrator. The party-appointed arbitrators may consult, in confidence, with the party who appointed them concerning the appointment of the umpire.

(b)

Where the two party-appointed arbitrators have failed to reach agreement on an umpire within the time specified in Paragraph (a) above, each party shall propose to the other in writing, within seven (7) calendar days thereafter, eight umpire candidates each of whom meets the requirements for umpires set forth above. The umpire will then be selected in accordance with the Procedures. (Unless the Parties agree otherwise, the ARIAS U.S. Umpire Questionnaire Form in effect at the time of the commencement of the arbitration shall be used.)

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(c)	The arbitration shall take place in State of California and shall commence no later than forty five (45) calendar days after the appointment of the umpire.

(d)

Unless prohibited by law, the federal and state courts of the State of Nebraska shall have exclusive jurisdiction over any and all court proceedings that either party may initiate to compel arbitration or to enforce, confirm, vacate or modify an arbitration award. The decision of the Panel shall be delivered to the parties no later than twenty (20) calendar days after the close of the arbitration proceedings, and shall be final and binding. In no event shall the Panel include in the arbitration award any punitive, exemplary or other form of extra contractual damages. This Agreement permits the award by the Panel of arbitration costs, attorney fees, and any other reasonable expenses.

(e)	In the event of any conflict between the Procedures and this Article, this Article, and not the Procedures, will control. This Article shall survive the expiration or termination of the Agreement.

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ARTICLE XI

INSOLVENCY

1.	Insolvency of a Party to this Agreement. A party to this Agreement will be deemed insolvent when it:

(a)	applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

(b)	is adjudicated as bankrupt or insolvent; or

(c)

files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid bankruptcy or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or

(d)	becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party’s domicile.

In the event a party becomes insolvent, it will promptly notify the other party.

2.

Ceding Company’s Insolvency. In the event of the Ceding Company’s insolvency, any payments due the Ceding Company from the Reinsurer pursuant to the terms of this Agreement will be made directly to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The reinsurance will be payable by the Reinsurer on the basis of the liability of the Ceding Company under the Riders reinsured without diminution or increase because of the insolvency of the Ceding Company. The conservator, liquidator, receiver or statutory successor of the Ceding Company will give the Reinsurer written notice of the pendency of a claim against the Ceding Company on any rider reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Ceding Company’s name (or in the name of the Ceding Company’s conservator, liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.

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ARTICLE XII

SPECIAL DISPUTE RESOLUTION PROCEDURES AND INDEMNIFICATION

1.

Disputes over Calculations. This paragraph 1 is intended to address disputes between the Ceding Company and the Reinsurer solely to the extent they relate to one or more specific calculations, including terminal accounting calculations. Any such disputes not resolved pursuant to this Paragraph 1 shall be resolved pursuant to Article X. Rights, duties or obligations resulting from either party’s failure to act other than in accordance with the provisions of this Agreement shall be subject to Article X.

(a)

If a dispute arises between the Ceding Company and the Reinsurer in regards to the calculation of any amounts to be paid or reserved (including Reinsurance Premiums, Claims, materiality of Proposed Program Changes, Coinsurance Reserve, Settlement Amounts, and Recapture Fee) which cannot be resolved by the parties within thirty (30) calendar days, then the Ceding Company and Reinsurer will each prepare written reports describing the calculation in dispute.

(b)

Within ten (10) business days after the close of the thirty (30) calendar day internal resolution period, these written reports will be submitted to a mutually acceptable third party actuary, accountant or investment professional (the “Outside Expert”).

(c)

Within a thirty (30) calendar day period, the Outside Expert will determine a dollar amount (or other value, as applicable) for the disputed calculation which will fall in the range between the values proposed by the Ceding Company and the Reinsurer.

(d)	The fees, costs and expenses of retaining the Outside Expert will be shared equally between the Ceding Company and the Reinsurer.

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ARTICLE XIII

EXECUTION AND EFFECTIVE DATE

In witness of the above, this Reinsurance Agreement is executed in duplicate on the dates indicated below with an Effective Date of [XXX].

ATTEST:	Pacific Life Insurance Company (“Ceding Company”)

By:	By:

Title:	Title:

Date:	Date:

Location:	Location:

ATTEST:	[XXX] (“Reinsurer”)

By:	By:

Title:	Title:

Date:	Date:

Location:	Location:

ATTEST:	[XXX] (“Reinsurer”)

By:	By:

Title:	Title:

Date:	Date:

Location:	Location:

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SCHEDULE A

RISKS REINSURED

1.

Risks Reinsured. The amount of reinsurance under this Agreement will be [XXX]% quota share of the Ceding Company’s liability for Claims as defined in Article III, Paragraph 1, paid by the Ceding Company in accordance with the terms of the Riders attached to the Base Annuities, which Base Annuities and Riders (a) each have an effective date between [XXX]; (b) are accepted by the Reinsurer for coverage under the terms of Article VII, Paragraph 2(b); and (c) are on the forms described below:

(i)	The following Riders including all state variations:

Rider	Form Number

Corelncome Advantage Select (Single)

Corelncome Advantage Select (Joint)

Corelncome Advantage Select Edward Jones (Single)

Corelncome Advantage Select Edward Jones (Joint)

CoreIncome Advantage 4 Select (Single)

CoreIncome Advantage 4 Select (Joint)

ICC13:20-1258 ICC13:20-1259 ICC13:20-1260-1 ICC13:20-1261-1 ICC13:20-1256 ICC13:20-1257

(ii)	The following Base Annuities including all state variations:

Product	Form Number
Pacific Choice Pacific Destinations Pacific Innovations Select Pacific Journey Select Pacific Odyssey Pac One select Value Select Pacific Voyages	ICC12:10-1252, ICC12:10-1253 ICC09:10-1170, ICC11:10-1212 10-10300 ICC10:10-1185 ICC10:10-1185L 10-17800 10-1128 ICC11:10-1221 10-1130

The following Qualified and DCA Riders are covered as modifying the Base Annuities:

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Product	Form Number
DCA Plus IRA Roth IRA Simple IRA Qualified Plan Rider 403b TSA Rider 457 Plan Rider	ICC11:20-1219 ICC12:20-1266 ICC12:20-1267 ICC12:20-1268 ICC12:20-1269 ICC12:20-1270 ICC12:20-1271

During the term of this Agreement, the Ceding Company will retain at least [XXX]% of the liability on the Riders reinsured hereunder, except that the Ceding Company may reinsure such liability with an Affiliate (“Affiliate Reinsurance Agreement”). An “Affiliate” shall mean a company that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Ceding Company. The Affiliate Reinsurance Agreement shall provide that the Affiliate may not retrocede the Affiliate’s portion of the Riders. The Ceding Company agrees that it will not waive or modify such provision in the Affiliate Reinsurance Agreement without the prior written consent of the Reinsurer. In the event the Affiliate will no longer be an affiliate of the Ceding Company, the Ceding Company shall provide at least thirty (30) days prior written notice to the Reinsurer and shall either recapture such liability or shall reinsure such liability with another Affiliate, in either case to be effective prior to the date when the Affiliate is no longer affiliated with the Ceding Company.

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SCHEDULE B

QUARTERLY ACTIVITY AND SETTLEMENT REPORT

FROM CEDING COMPANY TO REINSURER

Accounting Period:

Calendar Year:

Date Report Completed:

A. REINSURANCE PREMIUM

a.	Single Life

i. Rider Fees Collected

ii. Quota Share

iii. Reinsurance Premium (i x ii)

b.	Joint Life

i. Rider Fees Collected

ii. Quota Share

iii. Reinsurance Premium (i x ii)

B. CLAIM PAYMENTS

i. Claims paid

ii. Quota share

iii. Claims ceded to Reinsurer (i) x (ii)

C SETTLEMENT AMOUNT (A-B)

D STATUTORY RESERVES

	AG43 CTE Amount	AG43 Standard Scenario Amount	AG43 Reserve	Payout Reserve	Total Reserve
Ceding Company Gross
Ceding Company Net
Coinsurance Reserve Ceded

        E. Seriatim File containing Contract Number, Federal Tax Reserve and Standard Scenario Amount for each contract.

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SUPPLEMENTAL INFORMATION

	Beginning of Accounting Period	End of Accounting Period
Income Base
# of Contracts
Contract Value

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SCHEDULE B -1

MONTHLY SERIATIM DATA FILE

There are two monthly reports:

1.	Policy Detail Report
2.	Fund Amount Report
3.	Historical GMWB Rates Report by Rider Type with Effective Date

For each report, only include the policies covered by the treaty (only policies with active rider status covered under the treaty ) as of each month-end.

Report number 1: Policy Detail Report

Pol_num	Policy number
Opt	N/A
LOB	Qual and non qual only
Ist	Issue State
REST	Resident State
Comm Opt	Commission option
Spousal_ind	Spousal continuation indicator
Product	Base Product
Plan_code	Base policy plan code
Iss_Yr	Base policy issue year
Iss_Mn	Base policy issue month
Iss_Day	Base policy issue day
Iss_Age	Base policy issue age ( age nearest birthday)
Gender	Gender associates with “Iss_Age”
Joint_ind	Joint life indicator	“Y”
Iss_Age(2)	Base policy joint life issue age ( age nearest birthday)
Gender(2)	Gender associates with “Iss_Age(2)”
Polcy_loan	Policy Loan Amount ( fund 198 )
DCA_amt _6	DCA Amount – 6 month
DCA_amt _12	DCA Amount – 12 month
GIO_3	3-year GIO
GIO_6	6-year GIO
GIO_10	10-year GIO
Fixed Amt	NO DCA, NO GIO and No Loan
Var Amt	Total Variable Annuity Value
YTD PREM	Year to date Premium
Enhanced DB	Retrun of premium/ or return of premium with interest

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Reset DB	Highest anniversary value
TWOP	200% * ( Total Premium - Total Withdrawal ) — for Premier DB calculation
GIA	GMIB Type
GIAY	GMIB Effective Year ( Most Current )
GIAM	GMIB Effective Month ( Most Current )
GIAD	GMIB Effective Day ( Most Current )
GIAC	GIA Annual BPs/400 * Annuity Value ( estimated )
GIAB	GMIB Guaranteed Income Base
GIAST	GMIB Step-up Value
EEG	EEG Type
EEGY	EEG Effective Year
EEGM	EEG Effective Month
EEGD	EEG Effective Day
EEGC	EEG Annual BPs/400 * Annuity Value ( estimated )
GPA	GMAB Type
GPAY	GMAB Effective Year ( Most Current )
GPAM	GMAB Effective Month ( Most Current )
GPAD	GMAB Effective Day ( Most current )
GPAC	GPA Annual BPs/400 * Annuity Value ( estimated )
GPAB	GMAB Guaranteed Amount
IAR	GMWB Type
IARY	GMWB Effective Year ( Most Current )
IARM	GMWB Effective Month ( Most Current )
IARD	GMWB Effective Day ( Most Current )
IARC	IAR Annual BPs/400 * Protected Payment Base ( estimated )
IARP	GMWB Protected Payment Base
IARB	GMWB Remaining Protected Balance
IARW	N/A
WITH	Systematic Withdrawal Indicator
EEGP	EEG Remaining Purchase Payments – for EEG earning calculation, See Below

IARWITHIND

IA+ Withdrawal indicator ( at least one withdrawal after the later of rider effective date or most recent reset date ). For Foundation 10 — there is any withdrawal since the most current Foundation 10 purchase year, (nothing to do with the current reset).

IARCRDBASE	IA+ Credit Base:Remaining Protected balance on later of rider eff. Date or most recent reset date + Cumulative purchase payment received after later of rider effective date or most recent reset date.

IARWITHAGE

IA+ First Withdrawal Age, Oldest owner ALB on withdrawal date of first withdrawal after later of rider eff date or most recent reset date. Youngest annuitant ALB on withdrawal date of first withdrawal after the later of rider eff date or most recent reset date ( owner is not a natural person )

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TOT PREM	Total Premiums since issued.

TOT WITH	Total Withdrawals since issued.

GIAFee	GIA Annual fee bps

GPAFee	GPA Annual fee bps

IARFee	IAR Annual fee bps

GIASubType	GIA SubType

EEGSubType	EEG SubType

GPASubType	GPA SubType

IARSubType	IAR SubType

IARYr	GMWB original issue year

IARMo	GMWB original issue month

IARDay	GMWB original issue day

GPAYr	GMAB original issue year

GPAMo	GMAB original issue month

GPADay	GMAB original issue day

GIAYr	GMIB original issue year

GIAMo	GMIB original issue month

GIADay	GMIB original issue day

EEDBfee	EEG Annual fee bps

IA+ Withdrawal Indicator

= ‘Y’ if contract has active IA+ rider and there has been at least one withdrawal after the later of Rider Effective Date or most recent Reset

Date

= Null otherwise

IA+ Credit Base

= (A) + (B) if contract has active IA+ rider with IA+ Withdrawal Indicator = Null and Valuation Date is prior to Fifth Contract Anniversary

following later of Rider Effective Date or most recent Reset Date,

where

(A) = Remaining Protected Balance on later of Rider Effective Date or most recent Reset Date

(B) = Cumulative Purchase Payments received after later of Rider Effective Date or most recent Reset Date

= 0 otherwise

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IA+ First Withdrawal Age

= Oldest Owner Age-Last-Birthday on Withdrawal Date of first Withdrawal after later of Rider Effective Date or most recent Reset Date,

if contract has active IA+ rider with IA+ Withdrawal Indicator = ‘Y’

and Owner is a natural person

= Youngest Annuitant Age-Last-Birthday on Withdrawal Date of first withdrawal after later of Rider Effective Date or most recent Reset Date if contract has active IA+ rider with IA+ Withdrawal Indicator = ‘Y’

and Owner is not a natural person

= 0 otherwise

EEG Remaining Purchase Payments

= Remaining Purchase Payments (as defined in EEG rider

form)

= 0 otherwise

Total Premium

= Sum of Initial Purchase payment and all Subsequent Purchase Payments under the contract, from inception through Valuation Date

Total Withdrawals

= Sum of all Withdrawals under the contract, including any Withdrawal Charges,

from inception through Valuation Date

Report Number 2: Fund Amount Report

Policy Number

Fund Name

Fund Number

Fund Amount

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SCHEDULE B-2

QUARTERLY SERIATIM DATA FILE

Quarter-end Cash Settlement Download File

Pol_num	Policy number
Reissue	Y/N
LOB	Q/NQ
Status	Base Policy Status
Spousal_ind	Y/N
Iss_Yr	Base policy issue year
Iss_Mn	Base policy issue month
Iss_Day	Base policy issue day
Iss_Age	Base policy issue age ( age nearest birthday)
Gender	Gender associates with “Iss_Age”
Joint_ind	Joint life indicator
Iss_Age(2)	Base policy joint life issue age ( age nearest birthday)
Gender(2)	Gender associates with “Iss_Age(2)”
Tmonth	Base Policy Terminated Month
Tday	Base Policy Terminated Day
Tyear	Base Policy Terminated Year
Tmonth_WB	GMWB Terminated Month
Tday_WB	GMWB Terminated Day
Tyear_WB	GMWB Terminated Year
Plan_code	Product Plan Code
Loan	Loan Amount
GIO3	GIO - 3 Year
GIO6	GIO - 6 Year
GIO10	GIO - 10 Year
DCA6	6-month DCA
DCA12	12-month DCA
Fixed	Fixed Amount excludes DCA, GIO and Loan
Var Amount	Varaible Annuity Value
Fund Value	Total Fund Value
Cash Value	Total Cash surrender Value
Premium	Premium Paid
Dumpin	Dump-in Premium
Value Adjustment	Value Adjustment
Credit Enhanced	Credit Enhancement Amount
Commission	Commission Paid
Commission
Chgback	Commission Charge-back
Policy Fee	Policy Fee Collected

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Death	Annuity Value released by Death during the quarter
Surrender	Annity Value released by Surrender ( Full and Partial ) during the quarter
Annuitization	Annity Value released by Annuitization ( Full and Partial )during the quarter
Net Surrender	Net Surrender Amount
Net Annuitization	Net Annuitization
GMDBR	GMDB Rider Charge ( not regular M&E fees )
GMAB Rider Fee	GMAB Rider Fee Collected during the quarter
GMIB Rider Fee	GMIB Rider Fee Collected during the quarter
GMWB Rider Fee Collected ( include accrued GMWB rider charge in the surrender charge
GMWB Rider Fee	) during the quarter
EEG	EEG option
GPA	GPA option
GIA	GIA Option
IAR	IAR Option
GIASubType	GIA SubType
EEGSubType	EEG SubType
GPASubType	GPA SubType
IARSubType	IAR SubType
PBonus	Persistency Bonus
DB Claim Amount	Death Claim ( DB over Annuity Value ) during the quarter
GPA Dump-in	GMAB Dump-in

All Payments including Rider Fees, Surrender, Utilization and DB Claim Amounts will be for the quarter ending on the valuation date.

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SCHEDULE C

CEDING COMPANY DATA

•

Email from Minchang Yang of Ceding Company to Rebecca Love of Reinsurer sent Wednesday August 27, 2014, at 3:07pm, titled, “Due Diligence List,” which notified the Reinsurer that deal specific information had been uploaded to the [XXX] provided file sharing site including Product and Fund Prospectuses, mortality assumptions, AG43 and C3PII valuation scenarios, base lapse rates, and an illustration of the GMWB dynamic lapse rates.

•

Email from Minchang Yang of Ceding Company to Rebecca Love of Reinsurer sent Thursday August 28, 2014, at 7:04pm, titled, “Due Diligence List,” which notified the Reinsurer that deal specific information had been uploaded to the [XXX] provided file sharing site regarding the age/gender mix, average contract size and Q/NQ for of the products, as well as an email sent at 9:48am that notified Reinsurer that cash flow files had been uploaded to the [XXX] provided file sharing site.

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Wednesday September 24, 2014, at 2:24pm, titled, “Due Diligence List,” which provided to the Reinsurer the files titled, “CIA4 Select Specs Final 122012 (clean).pdf” (the marketing specifications), “CIAP Pricing Book 20120828.pdf” (the Pricing Book), and “CIP4 Pricing Assumptions.xlsx” (the pricing assumptions linked to the Pricing Book).

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Wednesday September 24, 2014, at 2:25pm, titled, “Due Diligence List,” which provided to the Reinsurer the files titled, “CIA Select Specs Final 122012 (clean).pdf” (the marketing specifications), “CIA5P Pricing Book 20120828.pdf” (the Pricing Book), and CIA5P Pricing Assumptions.xlsx” (the pricing assumptions linked to the Pricing Book).

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Wednesday September 24, 2014, at 2:29pm, titled, “Due Diligence List,” which provided to the Reinsurer the files titled, “Question as of 09242014.xlsx” and 20130809 GMWB Utilization Proposal” (both files sent in response to Reinsurer’s questions about dynamic lapse assumptions, utilization assumptions, mortality assumptions, and GAAP accounting treatment).

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Tuesday September 30, 2014, at 5:29pm, titled, “Due Diligence List,” which provided to the Reinsurer the file titled, “Inforce Study as of 06302014.xlxs,” providing the statistical data for the current inforce.

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Thursday October 2, 2014, at 7:02pm, titled, “Due Diligence List,” which provided to the Reinsurer the files titled, “Fund expenses.xlxs,” and “Customer Allocation as of 06302014.xlxs,” which detailed the fund expenses and customer allocations for the fifteen rider-eligible funds.

•

Email from Snehal Patel of Ceding Company to Jee Shen of Reinsurer sent Friday October 3, 2014, at 12:09pm, titled, “Due Diligence List,” which provided to the Reinsurer the file titled, “Product and Fund Prospectuses.xlxs,” which contains a link to the Pacific Life Annuity webpage with PDFs of the product prospectuses.

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Friday October 3, 2014, at 3:04pm, titled, “Due Diligence List,” which provided to the Reinsurer the file titled, “Customer Allocation for 2014 policies as of 06302014.xlxs.”

•

Email from Snehal Patel of Ceding Company to Jee Shen of Reinsurer sent Wednesday October 22, 2014, at 6:03pm, titled, “Pacific Life GLWB Rider eligible funds – CUSIP and SecID,” which provided a table listing by the fifteen fund riders of the CUSIPs and SecIDs.

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Friday October 24, 2014, at 12:43pm, titled, “PacLife GLWB Rider Charges,” which provided the file titled, “PAC Life GLWB Charges.xlxs.”

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•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Friday October 24, 2014, at 12:52pm, titled, “PacLife GLWB Rider Charges,” which provided eight rider forms in the following files: “CIA_Select_-_Joint_Life_(IC13-20-1261-1-EJ).pdf,” “CIA_Select_-_Single_Life_(IC13-20-1260-1-EJ).pdf,” “CIA_Select_-Single_Life_(ICC13-20-1258-EJ).pdf,” “CIA_Select-Joint_Life_(ICC13-20-1259-EJ).pdf,” “CIA4_Select-Joint_Life_(ICC13-20-1257).pdf,” “CIA4_Select-Single_Life_(ICC13-20-1256).pdf.”

•

Email from Minchang Yang of Ceding Company to Thomas Steed of Ceding Company, which cc’d Jee Shen of Reinsurer, sent Thursday October 30, 2014, at 10:56am, titled, “PacLife Assumptions,” which provided Pacific Life’s pricing assumptions for the CIA Select and CIA4 Select riders in the following files: “CIA5P Pricing Book 20120828.pdf,” CIAP Pricing Book 20120828.pdf,” “CIA5P Pricing Assumptions.xlxs,” and “CIAP Pricing Assumptions.xlxs.”

•

Email from Minchang Yang of Ceding Company to Jee Shen of Reinsurer sent Monday November 10, 2014, at 3:58pm, titled, “Edward Jones and Schwab,” which provided the prospectuses and base VA contract forms in the following four files: “Destinations_(ICC09-10-1170).pdf,” “Destinations_B_(ICC10-10-1180).pdf,” and “Destinations_O-Series_(ICC11-10-1212).pdf.”

•

Email from David Ruiz of Ceding Company to Michael Kappos and Jee Shen of Reinsurer sent Friday November 14, 2014, at 12:44pm, titled, “Volatility management funds within the Port Opt,” which notified Reinsurer of the removal of the Tactical Strategy Portfolio and the Tactical International Portfolio funds from the Portfolio Optimization portfolios and provided the following two files: “13241-14B_Final.pdf,” which is the internal memo regarding the updates to the variable annuity investment options released on October 16, 2014, and “PSF Supp Tactical Portfolio.pdf,” which is the supplement, dated September 19, 2014, to the prospectus for the Pacific Select Fund Class I and P Shares, dated May 1, 2014.

•

Email from Cindy Barnard of Ceding Company to Jee Shen of Reinsurer sent Tuesday, November 25, 2014, at 1:05pm, titled, “Rider State Variations – Rider Copies,” which provided the following twelve files: “20-1260CA-1 CIA Select Jones (single).docx,” “20-1260CT-1 CIA Select Jones (single).docx,” “20-1260FL-1 CIA Select Jones (single).docx,” 20-1260MT-1 CIA Select Jones (single).docx,” 20-1261CA-1 CIA Select Jones (joint).docx,” 20-1261CT-1 CIA Select Jones (joint).docx,” “20-11261FL-1 CIA Select Jones (joint).docx,” “20-1261MT-1 CIA Select Jones (joint).docx,” “20-1226CA.docx,” “20-1226CT.docx,” “20-1226FL.docx,” and “20-1226MT.docx.”

•

Email from Cindy Barnard of Ceding Company to Jee Shen of Reinsurer sent Tuesday, November 25, 2014, at 1:05pm, titled, “Rider State Variations – Rider Copies,” which provided the following twelve files: “20-1258CA CIA Select (single)-FINAL.docx,” “20-1258CT CIA Select (single) -FINAL.docx,” “20-1258FL CIA Select (single) -FINAL.docx,” 20-1258MT CIA Select (single) -FINAL.docx,” 20-1259CA CIA Select (joint) -FINAL.docx,” 20-1259CT CIA Select (joint) -FINAL.docx,” “20-11259FL CIA Select (joint) -FINAL.docx,” “20-1259MT CIA Select (joint) -FINAL.docx,” “20-1256CA CIA4 Select+(single) -FINAL.docx,” “20-1256CT CIA4 Select(single) -FINAL.docx,” “20-1256FL CIA4 Select(single) -FINAL.docx,” and “20-1256MT CIA4 Select(single) -FINAL.docx.”

•

Email from Cindy Barnard of Ceding Company to Jee Shen of Reinsurer sent Tuesday, November 25, 2014, at 1:06pm, titled, “Rider State Variations,” which provided the following four files: “20-1260-1 and 20-1261-1 CIA Select State Law Variations.doc,” “20-1256 and 20-1257 CIA4 Select State Law Variations.doc,” “20-1258 and 20-1259 CIA Select State Law Variations.doc.”

•

Email from David Ruiz of Ceding Company to Jee Shen of Reinsurer sent Tuesday December 30, 2014, at 11:50am, titled, “Pacific Life rider pricing,” which notified Reinsurer of pricing increase on the currently-active riders and provided the file titled, “Rider Pricing Decisions 12-17-2014 for Period 2-1-2015 to 4-30-2015.pdf.”

•

Email from Cindy Barnard of Ceding Company to Jee Shen of Reinsurer sent Wednesday March 4, 2015, at 10:53am, titled, “Contract Form Examples with Current information,” and provided the following six files: “VR15428683-Rider.pdf,” “VR15428796-Rider.pdf,” “VR15428812-Rider.pdf,” “VR15428969-Rider.pdf,” “VR15429018-Rider.pdf,” and “VR15429041-Rider.pdf.”

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•

Email from Minchang Yang of Ceding Company to Rebecca Love of Reinsurer sent on Monday March 9, 2015, at 5:38pm, titled, “Preliminary Downloads for new UH treaty ( Schedule – B-1 ), which provided the details of the reports to be provided under Schedule B-1 and provided the following two files: “Proposed reinsurance monthly downloads.xlsx,” and Proposed reinsurance quarterly download v 2015_02_18_[XXX] edits.xlsx.”

•

Email from David Ruiz of Ceding Company to Jee Shen of Reinsurer sent on Friday March 27, 2015, at 8:57am, titled, “PL Rider Pricing,” which notified Reinsurer of pricing increase on the currently-active riders and provided the file titled, “Rider Pricing Decisions 3-26-2015 for Period 5-1-2015 to 7-31-2015.pdf.”

•

Email from David Ruiz of Ceding Company to Enzinma Miller of Reinsurer sent on Thursday April 9, 2015, at 3:22pm, titled, “20150326 Rider Price Change Notice v2,” which notified Reinsurer of the price increase on the Edward Jones sales channel to align it with the increase on national sales and provided the file titled, “Rider Price Change Notice v2.pdf.”

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SCHEDULE D

MATERIALITY THRESHOLD

The following documentation is required to determine materiality of a Proposed Program Change.

1.	Effective Date of Change
2.	Describe the Proposed Program Change as per Article1, Paragraph 4 (a).
3.

Describe current actuarial and market assumptions including base lapse assumptions, mortality assumptions, utilization assumptions, starting yield curve and standard scenario discount rates, if any are different from the most recently provided documentation.

4.	Results as described below.

	Current Values	Revised Values (after change)	Percentage Change
AG43 CTE 70 Ceding Company Gross
AG43 CTE 70 Ceding Company Net
AG43 CTE 70 Ceded to [XXX]
AG43 Standard Scenario Ceding Company Gross
AG43 Standard Scenario Ceding Company Net
AG43 Standard Scenario Ceded to [XXX]
AG43 Coinsurance Reserve Ceded
Risk Neutral Present Value*
*

The risk neutral present value of future living benefit claims, expressed as a percentage of living benefit base, based on the capital market assumptions (risk free interest rates, implied volatilities, etc) as of the most recent month end prior to program change notification as used in the Ceding Company’s embedded derivative GAAP liability calculations.

*	Risk free interest rates based on the US swap curve

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EXHIBIT I

FORM OF RESERVE CREDIT TRUST AGREEMENT

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EXECUTION VERSION

REINSURANCE TRUST AGREEMENT

by and among

UNION HAMILTON REINSURANCE, LTD.

(“Grantor”)

PACIFIC LIFE INSURANCE COMPANY

(“Beneficiary”)

and

US BANK NATIONAL ASSOCIATION

(“Trustee”)

Dated as of [XXX]

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REINSURANCE TRUST AGREEMENT

THIS REINSURANCE TRUST AGREEMENT made as of [XXX], by and among [XXX], an insurance company organized and existing under the laws of Bermuda (the “Grantor”), Pacific Life Insurance Company, an insurance company organized and existing under the laws of Nebraska (the “Beneficiary”), and US Bank National Association, a banking corporation organized and existing under the laws of the United States and with its principal place of business in the State of Wisconsin (the “Trustee”).

WITNESSETH

WHEREAS the Grantor desires to transfer to the Trustee for deposit to the Trust Account (as defined below) assets in order to secure payments of certain amounts at any time and from time to time owing by the Grantor to the Beneficiary; and

WHEREAS, this Reinsurance Trust Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account; and

WHEREAS the Trustee is willing to act as the trustee of the Trust Account under the terms and conditions specified herein and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary.

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE I.

PROVISION RELATING TO THE TRUST ACCOUNT

Section 1.01.

The Grantor hereby establishes a trust account (the “Trust Account”) with the Trustee at the Trustee’s office at 1555 N. River Center, Suite 203, Milwaukee, WI 53212, upon the terms and conditions hereinafter set forth and shall include the base trust account and the one or more subaccounts as deemed necessary for operational purposes of the Beneficiary. The Trust Account established hereunder is for the exclusive use and benefit of the Beneficiary and the assets deposited therein shall be subject to withdrawal by the Beneficiary solely as provided herein. As used herein, the term “Beneficiary” shall include any successor of the Beneficiary by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator.

Section 1.02.

(a)    The Trustee and its lawfully appointed successors is and are authorized and shall have power to receive such funds and other property as the Grantor, or the Beneficiary from time to time may transfer or remit to or vest in the Trustee or place in the Trustee’s hands or under the Trustee’s control, or as otherwise deposited in the Trust Account and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such trusteed assets at all times shall be maintained by the Trustee as a trust account, separate and distinct from all other assets.

(b)    The assets in the trust account (the “Trust Assets”) must be held as specified in (c) below or at the Trustee’s office in the United States. The assets must be segregated from other assets of the Trustee and the assets of the Trustee’s other clients.

(c) The Trustee shall have the right to hold property on an uncertificated basis with the issuer or in book-entry form.
Section 1.03.

Assets deposited in the Trust Account and investments and reinvestments thereof shall consist of currency of the United States of America, certificates of deposit issued by a United States bank and payable in currency of the United States of America and

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investments of the type permitted by Nebraska Code Sections 44-5132 through 44-5133 and 44-5137 through 44-5141and the Investment Guidelines attached hereto as Exhibit B provided, that each such investment that is a security is issued by an institution that is not the parent, subsidiary or affiliate of either the Grantor or the Beneficiary (“Authorized Investments”). Any deposit or investment direction by the Grantor (as provided for in Section 1.08 below) or substitution (as provided in Section 1.08 below) shall constitute certification by the Grantor to the Trustee that the assets so deposited or to be purchased pursuant to such investment direction or so substituted are Authorized Investments. The Trustee shall not be responsible for determining whether any assets in the Trust Account are or continue to be Authorized Investments or whether the assets in the Trust Account are sufficient to secure the Grantor’s obligations.

Section 1.04.

The Grantor shall, upon execution of this Reinsurance Trust Agreement, and from time to time thereafter as required, execute endorsements in blank or other transfer instruments with respect to all securities or other property standing in the Grantor’s name or otherwise which are delivered to the Trustee to form a part of the Trust Account so that, whenever necessary, the Beneficiary (or the Trustee upon the direction of the Beneficiary) can negotiate any such asset without the consent or signature of the Grantor or any other person or entity. Any assets received by the Trustee which are not in such proper negotiable form or accompanied by the appropriate transfer documents shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.

Section 1.05.

(a)    The Trustee is authorized to transfer into the name of nominees selected by it all registered securities from time to time held under this Reinsurance Trust Agreement. The Trustee shall be responsible for the acts of its nominee with respect to such securities.

(b)    The Trustee is authorized, without further information, to exchange securities in temporary form for securities in definitive form, to effect an exchange of the shares where the par value of stock is changed, and to surrender securities at maturity or when advised of earlier call for redemption, against payment therefor in accordance with accepted industry practice. The Trustee shall have no duty to notify the Grantor of any rights, duties, limitations, conditions or other information set forth in any security (including mandatory or optional put, call and similar provisions), but the Trustee shall forward to the Grantor any notices or other documents subsequently received in regard to any such security. The Trustee shall maintain securities received in bearer form unless instructed by the Grantor to exchange such securities for securities in registered form.

(c)    Where redemption options, tenders or other like rights with respect to securities have fixed expiration dates, the Grantor understands that in order for the Trustee to act, the Trustee must receive the Grantor’s instructions at its offices, addressed as the Trustee may from time to time request, by no later than 9:00 a.m. (Trustee’s local time) at least one business day prior to the last scheduled date to act with respect thereto (or such earlier date or time as the Trustee may notify the Grantor). Absent the Trustee’s timely receipt of such instruction, such instruments will expire without liability to the Trustee unless the Trustee did not, with due diligence, provide the Grantor with timely and appropriate information.

Section 1.06.

(a)    At the request of the Grantor, all dividends, interest and other income resulting from the investment of the assets in the Trust Account shall be deposited into a separate account in the Grantor’s name; provided, however, that, except as provided in subsection (b) below, the Trustee shall have no obligation with respect to the collection of such income

(b)    From time to time, the Trustee may elect, but shall not be obligated, to credit the Trust Account with the amount of interest, dividends or principal payments due on assets in the Trust Account before actually receiving such payments from a payor, central

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depository, broker or other agent employed by the Grantor or the Trustee. Any such crediting shall be at the Grantor’s sole risk, and the Trustee shall be authorized to reverse any such credit in the event it does not receive good funds from the payor, central depository, broker or agent. The Trustee shall not be required to enforce collection by legal means or otherwise or any such payment, but shall use reasonable diligence to make all such collections as may be effected in the ordinary course of business.

(c)    It is understood that the Trustee is not required to make advances of cash, securities or any other property on behalf of the Trust Account, or permit overdrafts in the Trust Account, in connection with the acquisition or disposition of assets in the Trust Account; provided, however, that if the Trustee were required by the Grantor or by industry practice to make such an advance or permit such an overdraft, such advance or overdraft shall be deemed a loan by the Trustee to the Grantor, which loan shall be payable on demand and shall bear interest at the Trustee’s customary rate for similar loans. The Grantor shall be solely responsible for repayment of such loan and all interest thereon. The Trust Account shall not be utilized for the payment of such loan or the interest thereon. The Trustee may, however, deduct the amount of such loan and any interest thereon from any dividends, interest and other income of the Trust Account received by the Trustee before payment to the Grantor.

Section 1.07.

The Grantor directs the Trustee not to disclose the Grantor’s name, address and securities positions to issuers of securities held in the Trust Account, pursuant to SEC rules implementing The Shareholder Communications Act of 1985.

The Grantor’s address is as set forth on the signature page hereof. The Grantor and the Beneficiary each certify that their respective Taxpayer Identification Numbers set forth on the last page hereof are correct and that the Grantor and the Beneficiary each are not subject to “backup withholding” under Section 3406(a)(1)(c) of the Internal Revenue Code or any successor provision when the appropriate original tax form, W-8BEN or W-9, is given to the Trustee. The Grantor and the Beneficiary agree to notify the Trustee immediately in writing of any change in the information set forth in this paragraph.

Section 1.08.

The responsibility for directing the Trustee to invest and reinvest the assets in the Trust Account shall be that of the Grantor’s and, unless and until directed by the Grantor, the Trustee shall not be required to take any action with respect to the investment or reinvestment of the Trust Account’s assets.

The Trustee shall invest and reinvest the Trust Account, or any part thereof, in such Authorized Investments as the Grantor shall direct in writing. The Trustee shall execute any direction to buy or sell securities and settle securities transactions itself or through a duly licensed broker or agent. The Trustee shall not be responsible for any act or omission, or the solvency, of any such broker or agent unless the act or omission is the result of the Trustee’s negligence, willful misconduct or lack of good faith. Any loss incurred from any investment directed by the Grantor shall be borne exclusively by the Trust Account.

The Grantor may substitute Authorized Investments for any Trust Assets; provided, that following any substitution the market value of the substitute asset is not less than the market value of the asset so withdrawn. The Trustee shall not be required to take any action with respect to the substitution of Trust Assets. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Authorized Investments.

Section 1.09.	Reserved.

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Section 1.10.

The Grantor shall have the full unqualified right to vote and execute consents and to exercise any and all proprietary rights not inconsistent with this Reinsurance Trust Agreement with respect to any securities or other property forming a part of the Trust Account. The Grantor shall be entitled to recognize the assets held in the Trust Account as funds held in trust for the benefit of ceding companies.

Section 1.11.

Withdrawals from the Trust Account may be made by the Beneficiary at any time and from time to time, without notice to the Grantor and subject only to prior written notice from the Beneficiary to the Trustee. Requests for withdrawals from the Trust Account shall be made pursuant to a withdrawal form in the form of Exhibit A attached hereto. No other statement or document need be presented by the Beneficiary in order to withdraw assets, except that the Beneficiary shall be required by the Trustee to acknowledge receipt of withdrawn assets. Upon receipt of the Beneficiary’s instruction, the Trustee shall immediately take any and all necessary steps to transfer absolutely and unequivocally to the Beneficiary all right, title and interest in the assets being withdrawn, and to deliver the physical custody thereof directly to the Beneficiary; provided, that, with respect to deposit or other accounts in other banks or with respect to book-entry securities, the Trustee shall execute the written directions of the Beneficiary with respect to the transfer, deposit or other disposition of the withdrawn assets. The Trustee shall be protected in relying upon any written demand of the Beneficiary for such withdrawal and on any statement made therein.

Section 1.12.

(a)    The Trustee will provide the Grantor, and the Beneficiary with a schedule of assets and transaction statements showing all transactions in the Trust Account upon its inception, and thereafter at intervals no less frequently than as of the end of each calendar quarter and in no event more frequently than as of the end of each month. Such Schedules and Statements shall be given as soon as practicable, but in no event later than fifteen (15) days after such date. Unless the Grantor or the Beneficiary files with the Trustee a written exception, or claim of noncompliance with the Grantor’s instructions, within three (3) months of the closing date of the period covered by such Schedules and Statements, the Grantor and the Beneficiary will be conclusively deemed to have waived any such exception or claim.

(b) The Trustee shall furnish to the Grantor, and the Beneficiary notice of any deposits to or withdrawals from the Trust Account within ten (10) calendar days of the occurrence of such event.
ARTICLE II.
PROVISIONS RELATING TO THE TRUSTEE
Section 2.01.

The Trustee shall be a bank or trust company which is a member of the Federal Reserve System of the United States of America or a U.S. state chartered bank and shall not be a parent, subsidiary or affiliate of the Grantor or the Beneficiary.

Section 2.02.

(a)    The Trustee shall be entitled to receive as compensation for its services hereunder, an annual fee, computed and payable quarterly, at such rate as may be agreed from time to time in writing between the Grantor and the Trustee. The Grantor shall be solely responsible for the payment of the fee of the Trustee and all reasonable expenses of the Trustee, including reasonable fees of counsel. The Trust Account shall not be utilized for the payment of such fees and expenses. The Trustee may, however, deduct any unpaid fees and expenses from any dividends, interest and other income of the Trust Account received by the Trustee before payment to the Grantor.

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(b)    The Grantor indemnifies the Trustee against and holds it harmless from any claim, loss, liability, cost or expense (including reasonable attorneys’ fees and expenses), incurred or made without negligence, willful misconduct or lack of good faith on the Trustee’s part, arising out of or in connection with the Trustee’s performance of its obligations under this Reinsurance Trust Agreement. This indemnity shall survive the termination of this Reinsurance Trust Agreement or the Trustee’s resignation or discharge.

Section 2.03.

The Trustee shall be responsible for the safekeeping and administration of the Trust Account in accordance with provisions of this Reinsurance Trust Agreement. The duties and obligations of the Trustee shall be only those specifically set forth in this Reinsurance Trust Agreement, and the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing. Without limiting the generality of the foregoing the Trustee shall not have any duty: to appear in or defend any suit with respect thereto unless requested by the Grantor or the Beneficiary in writing and indemnified to the Trustee’s satisfaction; to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of assets in the Trust Account; with respect to any assets in the Trust Account as to which default in the payment of principal or interest has occurred, to give notice of default, make demand for payment or take any other action, to provide notification of the solvency or financial condition or legal ability, or to be responsible for the consequences of insolvency or the legal inability, of any broker, dealer, bank or other agent employed by the Grantor or the Trustee with respect to the assets in the Trust Account, except to the extent that the Trustee was negligent, engaged in misconduct or acted in bad faith in the selection of any such person or entity or to be responsible for the accuracy of any securities information, market values or other similar information provided by third-party services to which the Trustee subscribes or which the Trustee engages, which information is provided to the Grantor or the Beneficiary in statements or otherwise, or upon which the Trustee relies in performing pursuant to this Reinsurance Trust Agreement, or upon which the Grantor or the Beneficiary relies, or to be responsible for the failure to redeem any called bond or take any other action if notice of such call or action was not provided by any services to which it subscribes, unless the Trustee has been negligent in the selection on any such service. The Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith.

Section 2.04.

Unless otherwise provided in this Reinsurance Trust Agreement, the Trustee is authorized to comply with and rely upon all written instructions, directions, notices and other communications given by persons specified in incumbency certificates furnished to the Trustee from time to time by the Grantor, and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor, and the Beneficiary, including, without limitation, instructions, directions, notices and other communications given by letter, facsimile or other electronic means of transmission, if the Trustee reasonably believes such instructions, directions, notices and other communications to be genuine and to have been signed or presented by the proper party or parties. With respect to facsimile and other similar electronic methods of giving instructions, directions, notices and communications, the Grantor, and the Beneficiary acknowledge that there are more secure methods of sending instructions, directions, notices and communications but have nevertheless elected to use such methods of communication. In the absence of negligence, the Trustee shall not incur any liability to any one resulting from actions taken by the Trustee in reliance in good faith on such instructions, directions, notice and other communications (i) from any attorney-in-fact or (ii) from any officer specified in an incumbency certificate delivered hereunder prior to receipt by the Trustee of a more current certificate. All notices provided to the Trustee (unless otherwise provided therein) shall be deemed to be effective when received by the Trustee.

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Section 2.05.

Whenever in the administration of the Trust Account created by this Reinsurance Trust Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed, such as in the case of withdrawal of assets from the Trust Account by the Beneficiary, which is specifically prescribed by Section 1.11 of this Reinsurance Trust Agreement) may be deemed to be conclusively proved and established by a statement or certificate signed by or on behalf of the Grantor and/or the Beneficiary and delivered to the Trustee and said certificates shall constitute the full warranty to the Trustee for any action taken, suffered or omitted by it on the faith thereof; but in its discretion, the Trustee may in lieu thereof accept other evidence of the fact or matter or may require such other or additional evidence as it may deem reasonable.

Section 2.06.

(a)    Except where otherwise expressly provided in this Reinsurance Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by or on behalf of the Grantor, and/or the Beneficiary shall be sufficiently executed if executed in the name of the Grantor, and/or the Beneficiary by an officer or agent of such party whose name and specimen signature appears on current incumbency certificates furnished by such party. The Trustee shall be protected in acting upon any written statement or other instrument made by such officer or agent of the Grantor and/or the Beneficiary with respect to the authority conferred on him.

(b) The Trustee shall be under no obligation to determine whether or not any instruction given by the Grantor, and/or the Beneficiary are contrary to any provision of law.
Section 2.07.

The Trustee may as reasonably necessary consult with counsel selected by it. The opinion of said counsel shall be full and complete authority and protection for the Trustee with respect to any action taken, suffered or omitted by it in good faith and in accordance with the opinion of said counsel other than with respect to the withdrawal of assets from the Trust Account by the Beneficiary.

Section 2.08.

The Trustee shall keep full and complete records of the administration of the Trust. Any person or persons duly authorized in writing by the Grantor and/or the Beneficiary may examine such records at any time during business hours.

Section 2.09.	(a) The Trustee hereby accepts the trust herein created and declared upon the terms herein expressed.

(a)    The Trustee may resign, by written resignation, effective not less than ninety (90) days after receipt thereof by the Grantor and the Beneficiary, and the Grantor may remove the Trustee at any time, without assigning any cause therefore, by the delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the Trustee and the Beneficiary of the notice, provided, that no such resignation or removal shall be effective until a successor trustee reasonably acceptable to the Beneficiary has been appointed by the Grantor and has accepted such appointment and all assets in the Trust Account have been duly transferred to such successor trustee. In any case of the appointment of a successor trustee, all of the powers, rights and duties of the Trustee named herein shall survive and continue in the successor trustee and every successor trustee shall succeed to take and have all the estate power, rights and duties which belonged to or were held by its predecessor. In the case of the resignation or removal of the Trustee, the Trustee shall have the right to a final accounting with respect to the Trust Account.

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Section 2.10.	(a) All assets in the Trust Account shall be valued at their current fair market value in United States dollars on a basis determined by the Trustee in its sole discretion.

(b)    Upon the written request of the Grantor, or the Beneficiary, the Trustee shall promptly permit the Grantor, or the Beneficiary, its agent or employees, or independent auditors designated by the Grantor, or the Beneficiary to examine, audit, excerpt, transcribe and copy, during normal business hours, any books, documents, papers and records relating to the Trust Account or the assets in the Trust Account.

ARTICLE III.

MISCELLANEOUS

Section 3.01.

This Reinsurance Trust Agreement shall be effective until terminated by sixty (60) days’ advance written notice sent to the Trustee by the Grantor. Written notice of termination shall be delivered by the Trustee to the Beneficiary at least thirty (30) but not more than forty-five (45) days prior to termination. Upon the date of termination of this Reinsurance Trust Agreement, the Trustee shall: (i) with the Beneficiary’s written consent, and at the direction of the Grantor, transfer, pay over and deliver to the Grantor all of the assets of the Trust Account in exchange for a receipt from the Grantor; or (ii) deliver such assets to a successor trustee meeting the requirements of Section 2.01 hereof, and the Trustee’s liability and obligations under this Reinsurance Trust Agreement shall thereupon cease.

Section 3.02.

THE PROVISIONS OF AND VALIDITY AND CONSTRUCTION OF THIS REINSURANCE TRUST AGREEMENT AND ANY AMENDMENTS THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WISCONSIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF AND THE TRUST ACCOUNT CREATED HEREUNDER SHALL BE ADMINISTERED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

Section 3.03.

This Reinsurance Trust Agreement may be amended at any time by written agreement signed by the Grantor, the Beneficiary and the Trustee; provided, however, that from time to time after the date hereof the Grantor may propose such amendments to this Reinsurance Trust Agreement as the Grantor reasonably determines, based on advice of counsel, are necessary to ensure that assets deposited in the Trust Account are treated as admitted assets of the Grantor for all purposes under the insurance law of the Grantor’s domiciliary jurisdiction, or any successor provisions thereto and any regulations promulgated thereunder. Promptly upon receipt of such proposal, the Beneficiary will determine whether its rights to security under this Reinsurance Trust Agreement, or its ability to obtain credit on the statutory financial statements it files with the insurance department of its state of domicile and in all other states in which it must file such statements, would be prejudiced by adoption of such proposal. Unless the Beneficiary reasonably determines that its rights are prejudiced, the Beneficiary and the Trustee shall consent to such amendment. In the event that the Beneficiary reasonably determines that any such amendment is prejudicial to its interests, it shall have the right to disapprove by written notice any such proposed amendment.

Section 3.04.	This Reinsurance Trust Agreement is not subject to any conditions or qualifications outside of this Reinsurance Trust Agreement.

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Section 3.05.

In the event any provision of this Reinsurance Trust Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining parts of this Reinsurance Trust Agreement.

Section 3.06.

This Reinsurance Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

Section 3.07.

This Reinsurance Trust Agreement may not be assigned by any party without the prior written consent of the other parties, and any such attempted assignment shall be void. This Reinsurance Trust Agreement shall be binding upon the successors and permitted assigns of the parties hereto.

Section 3.08.

All notices or demands shall be deemed effective on the same day that the notice or demand is sent if such notice or demand is sent by facsimile transmission or delivered by hand. Otherwise notices or demands shall be deemed effective five (5) days after such notice or demand has been sent by certified mail. All notices or demands shall be in writing and shall be delivered by hand, by certified mail, return receipt requested, or by facsimile transmission addressed to the parties at the following addresses:

	If to the Trustee:	[XXX]
	If to the Beneficiary:	[XXX]
	If to the Grantor:	[XXX]
Hereafter, either party may change the individual, title, and/or contact information of a party’s notice recipient by notice to the other parties in accordance with this Section 3.08.

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IN WITNESS WHEREOF, the parties hereto have executed this Reinsurance Trust Agreement as of the day set forth above.

[XXX]. (“Grantor”)

By:
Name
Address:

By:
Name
Address:

Taxpayer Identification Number:
and
By:
Name
Address:

Pacific Life Insurance Company (“Beneficiary”)

By:
Name
Address:

Taxpayer Identification Number:

US BANK NATIONAL ASSOCIATION (“Trustee”)

By:
Address:

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EXHIBIT A

REQUEST FOR WITHDRAWAL BY BENEFICIARY FROM TRUST ACCOUNT

Pacific Life Insurance Company, as the Beneficiary, under this Reinsurance Trust Agreement dated as of [XXX], among the Beneficiary, [XXX]., as the Grantor, and US Bank National Association, as trustee, requests and authorizes the Trustee to withdraw the amount described below from Trust Account #              and to transfer such amount in accordance with the directions set forth below:

1.	Amount of cash and/or Assets to be Withdrawn and Transferred:

Amount of cash: $

Assets:

2.	Transfer Directions:

Transferee:

Location of Account:

Account No:

The undersigned represents and warrants that the Beneficiary is authorized under the terms of this Reinsurance Trust Agreement to make the withdrawal and transfer described above.

Date:

[Beneficiary Company] (“Beneficiary”)

Name:
Title:

Name:
Title:

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EXHIBIT B

INVESTMENT GUIDELINES

The investments in the Trust Account shall consist of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender) and the types of securities allowed under Nebraska law and regulation. With regard to asset types covered under Nebraska law and regulation, the following clarifies the allowable investments.

(1) Government obligations. Obligations which are not in default as to principal or interest, which are valid and legally authorized, and which are obligations of, issued, assumed, guaranteed or insured by:

(A)	the United States or by any agency thereof or United States government sponsored enterprise;

(B)	any state of the United States;

(C)	any territory or possession of the United States or any other governmental unit in the United States; or

(D)

any agency or instrumentality of any governmental unit referred to in subparagraphs (B) and (C) of this Paragraph (1); provided, that obligations to be eligible under this Paragraph (D) shall be by law (statutory or otherwise) payable, as to both principal and interest, from taxes levied or by law required to be levied or from adequate special revenues pledged or otherwise appropriated or by law required to be provided for the purpose of such payment, but in no event shall obligations be eligible for investment under this paragraph if payable solely out of special assessments on properties benefited by local improvements.

(2) Fixed income debt securities issued by a business entity organized under the laws of the United States or any state thereof and denominated in currency of the United States of America including, but without limitation, corporate bonds, structured debt securities, and taxable municipal bonds that are rated at least BBB- or A-3 by Standard & Poor’s, Baa3 or Prime-3 by Moody’s and BBB- or F3 by Fitch. However, at least 60% of the market value of the Trust Account shall be in securities with a rating at or above A- by Standard & Poor’s, A3 by Moody’s and A- by Fitch. Provided further that the purchase of securities of a single corporate issue/issuer shall not cause the total amount of securities of the single corporate issue/issuer rated above BBB+, or equivalent, to be more than $25 million at the time of purchase and the purchase of securities of a single corporate issue/issuer shall not cause the total amount of securities of the single corporate issue/issuer rated below A-, or equivalent, to be more than $15 million at the time of purchase.

No duration or maturity limits apply to the securities listed in paragraphs (1) or (2) above.

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EXHIBIT II

RESERVE CREDIT REQUIRED BALANCE METHODOLOGY

The following methodology will be used by Pacific Life in determining the Reserve Credit Required Balance. The Reserve Credit Balance equals the Coinsurance Reserve as described in Article IV, Paragraph 5, of the Reinsurance Agreement.

1)

On the fifteenth (15th) calendar day of the last month of the Accounting Period, Pacific Life shall provide: (i) a grid containing the projected Coinsurance Reserve under a variety of market sensitivities; and (ii) the aggregate mapped Pacific Life VA investment distribution for equity funds, as of the prior month-end, to assist with step 3i, as shown in the Illustrative Example, attached hereto.

2)

On the twenty-second (22nd) calendar day of the same month, Pacific Life shall estimate the Reserve Credit Required Balance for the upcoming quarter-end using the sensitivity table from step 2 and the methodology below:

i.	Estimate the equity fund return since the prior month-end

ii.	Reduce the return calculated in step i. by 5%

iii.	Calculate the change in 10-year treasury rate since the prior month-end

iv.	Reduce the change in the 10-year treasury rate from step iii. by 25bps

v.	Estimate the ceded reserve by linearly interpolating sensitivities using assumptions ii. and iv.

vi.	Increase the change in the 10-year treasury from step iii. by 25bps

vii.	Estimate the ceded reserve by linearly interpolating sensitivities using assumptions ii. and vi.

viii.	The estimated Reserve Credit Required Balance is equal to the greater of amount v. and vii.

The 5% reduction to the fund return (step ii.), the 25bps reduction to the 10-year treasury (step iv.), and the 25bps increase to the 10-year treasury (step vi.) are margins to address the following:

•	Adverse market conditions between the time of the estimate and upcoming quarter-end
•	Uncertainty in the sensitivity estimates due to basis difference, evolution of the inforce, changes in the hedge position, and other assumptions varying from experience
•	A margin is included for both treasury rate movement directions due to possible interactions between the stochastic and standard scenario reserves

An example of this methodology is provided on pages 2 and 3 of this document.

3)	On the tenth (10th) business day following quarter-end, Pacific Life shall provide [XXX] with the actual Reserve Credit Required Balance as of the quarter-end.

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Illustrative Example

For illustrative purposes, an example of the methodology is presented below.

1)	On 12/12/14 (10th business day in December), Pacific Life communicates to [XXX] that the ceded reserve amount as of 11/28/2014 (last business-day in November) is $0.2mm.

2)	On 12/15/14, Pacific Life provides the sensitivities of the ceded reserve as of 11/28/2014:

($mm)	Initial Treasury Yield Curve Sensitivity
Equity Sensitivity	-50bps (floored at half of initial)	Flat	+50bps
Flat	0.8	0.2	7.3
-10% Equity	2.9	10.7	28.7
-40% Equity	64.1	103.3	123.7

Pacific Life also provides the aggregate mapped PL VA investment distribution for equity funds, as 11/28/2014:

RTY (Small)	SPTR(Large)	GDDUEAFE (Intl)
20%	57%	23%

3)	On December 22, 2014, [XXX] uses the proposed methodology to determine the trust amount (note, the values as of 12/22/2014 are provided for illustration purposes):

i.	Estimate the fund return since 11/28/2014

Calculate the return for equity indices:

	11/28/2014	12/22/2014	Return
RTY	1,173.23	1,140.30	-2.81%
SPTR	3,778.96	3,639.97	-3.68%
GDDUEAFE	6,632.53	6,237.65	-5.95%

Based on the mapping percentages provided on 12/15/2014, calculate the average index return weighted by the mapped distribution:

= 20% * (-2.81%) + 57% * (-3.68%) + 23% * (-5.95%) = - 4.03%

ii.	Reduce the return calculated in step i. by 5%:

= -4.03% - 5% = -9.03%

iii.	Calculate the change in 10 year treasury rate since 11/28/2014:

	11/28/2014	12/22/2014	Change
10-Year Treasury Yield	2.18%	2.11%	-0.07%

iv.	Reduce the 10-year treasury rate from step iii. by 25bps:

= -0.07% - 0.25% = - 0.32%

v.	Estimate the ceded reserve by linearly interpolating sensitivities using ii. and iii:

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The weightings to equity sensitivities are:

[- 0.10 – (- 0.0903)] / (-0.10) = 0.09664 to flat equity

1 - [- 0.10 – (- 0.0903)] / (-0.10) = 0.90336 to minus 10% equity

The weightings to the yield-curve sensitivities are:

[-0.50 – (- 0.32)] / (-0.50) = 0.36 to the flat yield curve

1 – [-0.50 – (- 0.32)] / (-0.50) = 0.64 to the down 50bps yield curve

Interpolate twice using the sensitivity table and the

weightings:

Equity Interpolation:

•	Interpolate between equity sensitivities from the down 50 bps treasury yield column:

= 0.0966 * 0.8 + 0.9034 * 2.9 = 2.7

•	Interpolate between equity sensitivities from the flat treasury yield column:

= 0.0966 * 0.2 + 0.9034 * 10.7 = 9.7

Treasury Yield-Rate Interpolation:

•	Interpolate between the values from the equity interpolation based on the change in the

10-year treasury yield.

= 0.64 * 2.7 + 0.36 * 9.7 = 5.2

Note: Interpolating first across yield sensitivities then across equity returns, or vice-versa, will yield the same result.

vi.	Increase the change in the 10-year treasury from step iii. by 25bps

= -0.07% + 0.25% = 0.18%

vii.	Estimate the ceded reserve by linearly interpolating sensitivities using ii. and vi.

The weightings to the equity sensitivities are the same as calculated in step v.

The weighting to the yield-curve sensitivities are:

(0.50-0.18)/0.50 = 0.64 to the flat yield curve

1 – (0.50-0.18)/0.50 = 0.36 to the up 50bps yield curve

Equity Interpolation:

•	Interpolate between equity sensitivities from the flat treasury yield column:

= 0.0966 * 2 + 0.9034 * 10.7 = 9.7

•	Interpolate between equity sensitivities from the up 50bps treasury yield column:

= 0.0966 * 7.3 + 0.9034 * 28.7 = 26.6

Treasury Yield-Rate Interpolation:

•	Interpolate between the values from the equity interpolation based on the change in 10-year treasury yield:

= 0.64 * 9.7 + 0.36 * 26.6 = 15.8

viii.	The estimated Reserve Credit Required Balance is equal to the 15.8mm (which is the greater of step v., 5.2mm, and step vii., 5.8mm)

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EXHIBIT III

FORM OF PARENTAL GUARANTY

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) is made as of April 1, 2015, by [XXX], a Delaware corporation (the “Guarantor”), to and for the benefit of Pacific Life Insurance Company (the “Ceding Company”).

RECITALS

WHEREAS, concurrently herewith, [XXX], Ltd. (“[XXX]”), domiciled in Bermuda, and the Ceding Company entered into a reinsurance transaction of even date herewith pursuant to Reinsurance Agreement, effective April 1, 2015 (as amended, supplemented, or otherwise modified from time to time, the “Reinsurance Agreement”); and

WHEREAS, under the terms of the Reinsurance Agreement, [XXX] is required to provide security to the Ceding Company in the form of collateral to secure credit for reinsurance under Nebraska laws and regulations;

WHEREAS, [XXX] desires to have its obligations under the Reinsurance Agreement, as described herein, guaranteed by the Guarantor; and

WHEREAS, [XXX] is a direct, wholly-owned subsidiary of Guarantor; and

NOW, THEREFORE, the Guarantor hereby covenants and agrees to and for the benefit of the Ceding Company as follows:

1. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Ceding Company and its successors, endorsees and assigns that the Guarantor will cause [XXX] to deliver, and if [XXX] fails to so provide, the Guarantor will deliver, Qualifying Assets as set forth in the Reinsurance Agreement.

The obligations under this Section 1 are sometimes referred to in this Guaranty as the “Obligations.” Without limiting the foregoing, if on or after any date when delivery of Qualifying Assets is due under the Reinsurance Agreement and such delivery is not made, the Guarantor will, upon demand from the Ceding Company, cause [XXX] to deliver within five (5) business day of such demand Qualifying Assets to the Reserve Credit Trust Account strictly in accordance with the terms of the Reinsurance Agreement. If [XXX] fails to deliver such Qualifying Assets, the Guarantor will deliver within five (5) business day of such failure by [XXX] to deliver such Qualifying Assets to the Reserve Credit Trust Account in accordance with the terms of the Reinsurance Agreement. This Guarantee is absolute and unconditional and the Guarantor’s obligation to perform immediately on demand shall be binding on the Guarantor regardless of (i) the validity, legality or enforceability of the Obligations or of any instrument evidencing the Obligations; (ii) whether or not the Obligations are presently existing, are incurred hereafter from time to time, are otherwise secured, are discharged in a bankruptcy or other insolvency proceedings or are contested by any other party; or (iii) the bankruptcy, insolvency, reorganization of, or the appointment of a trustee or receiver for [XXX]. Provided however, that the

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payment of any amount which is in dispute between the Ceding Company and [XXX], shall not be recoverable under this Guaranty until such dispute has been resolved pursuant to the Reinsurance Agreement.

The Guarantor’s obligation under this Section 1 shall be limited to [XXX], less the amount of any previous withdrawals by the Ceding Company from any Trust Accounts and/or Letters of Credit constituting collateral under the Reinsurance Agreement, for as long as this Guarantee is in effect.

2. The Guarantor’s obligations hereunder shall not be affected by any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to the Guarantor, except to the extent such discharge or defense shall be available to [XXX]. The Guarantor agrees that the Ceding Company may resort to the Guarantor for performance by Guarantor of the Obligations whenever [XXX] has refused to fulfill its obligations under the Reinsurance Agreement, subject to all terms of the Reinsurance Agreement, including provisions for dispute resolution. The Ceding Company shall not be obligated to file any claim relating to the Obligations in the event that [XXX] becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Ceding Company to so file shall not affect the Guarantor’s obligations hereunder.

3. This is an absolute, unconditional, and continuing guaranty of payment and delivery of the Obligations and shall continue to be in full force and be binding upon the Guarantor until all of the Obligations are satisfied or paid in full. This Guaranty is an agreement of payment and not merely of collection. Guarantor shall be deemed to be in breach (“Breach”) of this Guaranty in the event of the occurrence of any of the following events:

(a)	Failure to timely deliver the Obligations as required in Section 1 above,

(b)	A default in any term, condition or representation contained in or referred to in this Guaranty.

If a Breach occurs, the Ceding Company may exercise any rights and remedies as provided in this Guaranty, or as provided at law or equity.

The liability of the Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting [XXX] or the Guarantor or any of their respective assets. The Guarantor also waives promptness, diligence, and notice with respect to any Obligation, any change of the time, manner, or place of payment or other term of the Obligation, any exchange, release or non-perfection of any collateral securing payment of any Obligation.

4. The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Obligations.

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5. If any payment applied by the Ceding Company to the Obligations is thereafter set aside, recovered, rescinded, or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of Guarantor or any other obligor), the Obligations to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.

6. This Guaranty shall be effective upon delivery to the Ceding Company, without further act, condition, or acceptance by the Ceding Company, shall be binding upon the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Ceding Company and its participants and successors and to the benefit of any assignees of the Guaranty and their successors.

7. Guarantor represents and warrants that:

(a)	it is a corporation duly organized and validly existing under the laws of Delaware;
(b)	it has all requisite corporate power and authority to execute, deliver, and perform this Guaranty;
(c)	its execution, delivery, and performance of this Guaranty have been duly authorized by all necessary action on its part;
(d)

it has executed and delivered this Guaranty and this Guaranty is the legal, valid, and binding obligation of Guarantor, enforceable against it in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally, and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(e)

neither the execution nor delivery of this Guaranty nor compliance with or fulfillment of the terms, conditions, and provisions hereof, conflicts with, results in a material breach or violation of the terms, conditions, or provisions of, or constitutes a material default, an event of default, or an event creating rights of acceleration, termination, or cancellation, or a loss of rights under (i) the organizational documents of Guarantor, (ii) any judgment, decree, order, contract, agreement, indenture, instrument, note, mortgage, lease, governmental permit, or other authorization, right, restriction, or obligation to which Guarantor is a party or any of its property is subject or by which Guarantor is bound, or (iii) any federal, state, or local law, statute, ordinance, rule, or regulation applicable to Guarantor;

(f)

no consent, authorization, approval, order, license, certificate, or permit or act of or from, or declaration of filing with, any governmental authority or any party to any contract, agreement, instrument, lease, or license to which Guarantor is a party or by which Guarantor is bound, is required for the execution, delivery, performance, or compliance with the terms hereof by Guarantor, except as have been obtained as required prior to the date hereof;

(g)

there is no pending, or to the best of its knowledge, threatened, litigation against Guarantor in any court or before any commission or regulatory body, whether federal, state, or local, which challenges the validity or enforceability of this Guaranty; and

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(h)	it is not insolvent within the meaning of applicable state laws and federal laws relating generally to bankruptcy, insolvency, or reorganization or relief of debtors.

8. All notices, approvals, requests, and demands to be made hereunder to any party hereto shall be made in writing and addressed to the address set forth below and shall be given by: (a) personal delivery or prepaid, receipted courier, or express delivery service (including, but not limited to, Federal Express, Express Mail, or United Parcel Service); or (b) registered United States mail, return receipt requested, and postage prepaid; or (c) facsimile or electronic mail.

A party’s address may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand, or request sent pursuant to clause (a) or (c) shall be deemed received upon such delivery and, if sent pursuant to clause (b), shall be deemed received five (5) days following deposit in the mail.

Guarantor:	[XXX]

With a copy to:	[XXX]

AND

Ceding Company:	[XXX]

With a copy to:	[XXX]

9. No transfer or assignment by either the Ceding Company or Guarantor of any of its rights hereunder (whether by operation of laws or otherwise) shall relieve the transferor or assignor of any of its obligations hereunder.

10. In all respects, including, without limitation, matter of construction and performance of this Guaranty and the obligations arising hereunder, the Guaranty shall be governed by, and construed in accordance with the internal laws of the State of Minnesota applicable to contracts and obligations made in such state and any applicable laws of the United States of America.

11. If any term or provision of this Guaranty or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforced to the fullest extent permitted by law.

12. The waiver of any provision of this Guaranty by the Ceding Company shall constitute a waiver of this provision on that occasion only, and shall not constitute a waiver of any other provision of this Guaranty, or that provision with respect to any other occasion. No waiver of any provision of this Guaranty by the Ceding Company shall be deemed effective unless contained in a writing signed by it.

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13. No provision of this Guaranty may be amended, waived, or otherwise modified except by a written agreement executed by the Ceding Company and the Guarantor.

14. The Guarantor hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under, or in connection with this Guaranty, whether in tort, contract, or equity.

[SIGNATURE PAGE FOLLOWS…]

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IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered by the Guarantor as of the date first above written.

[XXX]

By:
Name:	[XXX]
Its:	Executive Vice President and Treasurer

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